UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

catalent.com

September 16, 2015

Fellow Shareholders:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Catalent, Inc. to be held at 2:30 p.m. on Thursday, October 29, 2015 at the Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York.

At the Annual Meeting, shareholders will vote on a number of important proposals. Please take the time to read each of the proposals, which we describe in our Proxy Statement for the Annual Meeting. We will primarily use the internet to furnish to shareholders our Proxy Statement and other proxy materials, including our form of ballot. We believe using the internet to distribute our proxy materials expedites shareholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. We sent a Notice of Internet Availability of Proxy Materials on or about September 16, 2015 to our shareholders of record as of the close of business on September 3, 2015. The notice contains instructions concerning how to access our Proxy Statement and 2015 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

Your vote is important. You may vote in person at the Annual Meeting, by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided.

Thank you for your support of Catalent.

Sincerely yours,

John Chiminski

President and Chief Executive Officer

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

catalent.com

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Thursday, October 29, 2015 at 2:30 p.m.

PLACE:	Fried Frank Midtown Conference Center
375 Park Avenue, Suite 3708
New York, New York

ITEMS OF BUSINESS:

•	Elect 3 members of the Board of Directors named in the Proxy Statement, each for a term of three years;
•	Ratify the appointment of Ernst & Young LLP as the independent auditor for 2016;
•	Conduct an advisory vote to approve our executive compensation;
•	Conduct an advisory vote on the frequency of advisory votes for executive compensation; and
•	Consider other business as may properly come before the Annual Meeting.

RECORD DATE:	Shareholders of record at the close of business on September 3, 2015 will be entitled to attend and vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

You may obtain this 2015 Proxy Statement and our 2015 Annual Report at www.proxyvote.com.

By order of the Board of Directors,

Steven L. Fasman

Senior Vice President, General Counsel & Corporate Secretary

September 16, 2015

Your vote is important. Review your Proxy Statement and vote in one of four ways:

CATALENT 2015 PROXY STATEMENT	i

PROXY SUMMARY

This summary highlights certain information in this Proxy Statement, which is first being sent or made available to shareholders on or about September 16, 2015. As it is only a summary, please review the complete Proxy Statement and our 2015 Annual Report before you vote.

2015 FINANCIAL PERFORMANCE HIGHLIGHTS

The following summary of our financial results for the year ended June 30, 2015 (which we often call “fiscal 2015” in this Proxy Statement) highlights how we have continued to grow our business during fiscal 2015.

($ in millions)			Percent Change
Financial Measure	2014	2015	Reported	Constant Currency(1)
Net Revenue	$1,828	$1,831	0%	7%
Gross Margin	$599	$615	3%	9%
Operating Earnings	$241	$260	8%	17%
Adjusted EBITDA(2)	$432	$443	2%	9%

(1)	Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2014 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with generally accepted accounting principles (“non-GAAP”). For a further discussion of this measure, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.
(2)	For an explanation of how we determine Adjusted EBITDA and how this non-GAAP financial measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

Over the course of fiscal 2015, we delivered another year of strong financial results, which included revenue and profitability growth across all three of our reporting segments. Oral Technologies, our core long-cycle segment, grew revenue 5% at constant currency, with particular strength within our Modified Release offerings. Medication Delivery Solutions, which includes our sterile offerings and our fast-growing biologics business, realized 13% revenue growth at constant currency, while our short-cycle Development & Clinical Services segment grew revenue by 8% at constant currency despite continued challenges in Europe. We also completed a successful initial public offering (the “IPO”) in July 2014, where new investors purchased more than $1 billion of our common stock and we used the net proceeds to pay down our highest-cost debt. Throughout the IPO process we clearly outlined our value proposition for shareholders and delivered on those priorities in fiscal 2015.

Listed below are some highlights of our fiscal 2015 performance:

•	Revenue grew 7% on a constant currency basis with all reporting segments recording revenue growth of 5% or greater on the same basis

•	Achieved Adjusted EBITDA of $443.1 million, a new annual record for us

CATALENT 2015 PROXY STATEMENT	1

•	Continued to expand our margin profile by delivering an Adjusted EBITDA margin of 24.2%, an increase of 50 basis points over the prior fiscal year

•	Lowered our leverage ratio to 3.9x, down from 6.1x at the end of fiscal 2014

•	Reduced interest expense by nearly $60 million as a result of debt pay-down

•	Generated a shareholder return of 43% for those who invested at the IPO

•	Completed three strategic acquisitions: Micron Technologies, Redwood Bioscience, and Pharmapak

•	Executed two secondary offerings of common stock on behalf of our initial private equity shareholders, which introduced an additional 48 million shares to public market investors

•	Continued to reinvest a significant portion of our free cash flow in attractive, strategic, growth-driving assets, including a $52 million expansion of our Winchester, Kentucky oral solids manufacturing facility

EXECUTIVE COMPENSATION

For fiscal 2015, 84% of the target total direct compensation of our Chief Executive Officer (“CEO”) consisted of variable pay—pay that is either performance-based or tied to the price of our common stock—and 59% of his compensation consisted of long-term equity awards. For our other executive officers discussed in this Proxy Statement (our “Named Executive Officers” or “NEOs”), an average of 64% of their target total direct compensation is variable.

The allocation of variable target direct compensation for our CEO and other NEOs aligns with our compensation philosophy of motivating our executive officers to achieve our overall performance objectives in the short term and to grow the business to create long-term value for our shareholders. The following table provides highlights of the compensation of our CEO and other NEOs in 2015 as reported in the 2015 Summary Compensation Table in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

2	CATALENT 2015 PROXY STATEMENT

2015 EXECUTIVE COMPENSATION HIGHLIGHTS

Name	Base Salary ($)	Management Incentive Plan (MIP) (Annual Bonus) ($)	Special IPO Bonus & Other Compensation ($)	Long-Term Incentive Plan (LTIP) ($)	Total Direct Compensation ($)
John Chiminski	935,921	1,635,600	539,828	1,800,046	4,911,395
Matthew Walsh	650,000	570,570	208,925	650,020	2,079,515
William Downie	416,455	360,119	181,518	415,026	1,373,118
Sharon Johnson	401,060	347,305	345,844	388,611	1,482,820
Stephen Leonard	475,621	414,013	10,950	455,035	1,355,619

CORPORATE GOVERNANCE

We have adopted what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors. We are committed to good governance because it promotes the long-term interests of shareholders, as well as accountability and trust in us. Highlights of our corporate governance standards and practices include the following:

Corporate Governance Highlights
✓	Majority-independent Board of Directors	✓	Annual Board and Committee Self-Evaluation
✓	Corporate Governance Guidelines	✓	Annual CEO Evaluation
✓	Regular Meetings of Committees	✓	Director Stock Ownership Goals
✓	Independent Committee Chairs and Members	✓	Executive Stock Ownership Goals
✓	Securities Trading Policy	✓	Continuity Planning
✓	Emphasize Pay-for Performance	✓	Board-approved Code of Ethics—our Standards of Business Conduct—Applicable to All Employees, Officers, and Directors

CATALENT 2015 PROXY STATEMENT	3

ANNUAL MEETING

Time and Date	Thursday, October 29, 2015, at 2:30 p.m.
Place	Fried Frank Midtown Conference Center 375 Park Avenue, Suite 3708 New York, New York
Record Date	Close of business on September 3, 2015
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.
Admission	We do not require tickets for admission to the meeting, but we do limit attendance to shareholders on the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification.

ANNUAL MEETING PROPOSALS

Proposal	Description	Board Vote Recommendation	Page Number Reference

1	Election of Directors	FOR	10
2	Ratification of Appointment of Independent Auditor for Fiscal 2016	FOR	88
3	Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)	FOR	91
4	Advisory Vote on the Frequency of Advisory Votes for Executive Compensation	EVERY YEAR	92

4	CATALENT 2015 PROXY STATEMENT

ANNUAL MEETING, VOTING, AND PROCEDURES

ANNUAL MEETING INFORMATION

We are holding our 2015 Annual Meeting of Shareholders at 2:30 p.m. on Thursday, October 29, 2015 at the Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York. You may obtain directions from our Corporate Secretary (address on page 25).

We do not require tickets for admission to the meeting, but we do limit attendance to shareholders of record on the record date, September 3, 2015, or their proxy holders. Please bring proof of your common stock ownership, such as a current brokerage statement, the 16-digit number included on your proxy card or Notice of Internet Availability, and valid government-issued photo identification. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote those shares at the meeting.

For safety and security purposes, no camera, camcorder, videotaping equipment, or other recording device, and no large package, banner, placard, or sign will be permitted in the meeting. Since seating may be limited, admission to the Annual Meeting will be on a first-come, first-served basis.

Only shareholders or their valid proxy holders may address the meeting.

AVAILABILITY OF PROXY MATERIALS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 29, 2015.

We are furnishing proxy materials to our shareholders via “Notice and Access” delivery. On or about September 16, 2015, we mailed to our shareholders a notice of internet availability of proxy materials. This notice contains instructions on how to access our 2015 Proxy Statement and 2015 Annual Report and vote online. Our 2015 Proxy Statement and 2015 Annual Report are available online at www.proxyvote.com.

You will not receive a printed, paper copy of our proxy materials unless you request one. To view this material, you must have available the 16-digit control number located on the notice mailed on or about September 16, 2015 or the proxy card, or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form. To request a paper copy of our proxy materials, telephone 1-800-579-1639 or send an email, with your 16-digit control number in the subject line, to sendmaterial@proxyvote.com.

CATALENT 2015 PROXY STATEMENT	5

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING

Holders of Catalent, Inc. common stock at the close of business on September 3, 2015, the record date fixed by the Board of Directors, may vote the shares of common stock that they hold on that date at the Annual Meeting with respect to the matters submitted for vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of September 3, 2015, there were 124,519,427 shares of our common stock outstanding.

HOW TO VOTE

We encourage you to vote as soon as possible, even if you plan to attend the meeting in person. Your vote is important. You may vote shares that you owned as of the close of business on September 3, 2015, which is the record date set by the Board of Directors.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

In Person	Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York.	2:30 p.m. Eastern Daylight Time, on Thursday, October 29, 2015
By telephone	By calling 1-800-690-6903 (toll free) in the United States or Canada.	24 hours a day until 11:59 p.m., Eastern Daylight Time, on October 28, 2015
By Internet	Online at www.proxyvote.com.	24 hours a day until 11:59 p.m., Eastern Daylight Time, on October 28, 2015
By mail	By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.	Allow sufficient time for us to receive your proxy card before the date of the meeting

For telephone and internet voting, you will need the 16-digit control number included on your notice or on your proxy card.

If you own shares in street name, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and internet voting, and applicable deadlines.

6	CATALENT 2015 PROXY STATEMENT

If you are a shareholder of record and wish to vote your shares in person at the meeting, you should so notify our Corporate Secretary when you arrive at the meeting. If you hold shares in street name, you must obtain a valid legal proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting. You should contact your bank, broker, or other nominees to obtain a legal proxy.

REVOKING A PROXY

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before the vote occurs by:

•	Submitting a written revocation to our Corporate Secretary, which must be received no later than 5:00 p.m. Eastern Daylight Time on October 28, 2015 at:

Catalent, Inc.

14 Schoolhouse Road

Somerset, NJ 08873

Attention: Corporate Secretary

•	Submitting a later-dated proxy;
•	Providing subsequent telephone or internet voting instructions no later than 11:59 p.m. Eastern Daylight Time on October 28, 2015; or
•	Voting in person at the meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest validly executed proxy that you submit will be counted.

Your attendance at the Annual Meeting will not revoke a proxy you have given unless you file a written notice of such revocation as noted above.

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION

PROPOSALS	BOARD RECOMMENDATION
Proposal 1 – Election of Directors	FOR
Proposal 2 – Ratification of Appointment of Independent Auditor for Fiscal 2016	FOR
Proposal 3 – Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)	FOR
Proposal 4 – Advisory Vote on the Frequency of Advisory Votes for Executive Compensation	EVERY YEAR

CATALENT 2015 PROXY STATEMENT	7

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those set forth above, and the Board of Directors is not aware of any matter that anyone else proposes to present for action at the meeting. However, if any other matter properly comes before the meeting, your proxy gives authority to the designated proxy holder to vote on such matters in accordance with the holder’s best judgment.

QUORUM AND REQUIRED VOTE

We will have a quorum and will be able to conduct the business of the Annual Meeting if a majority of the outstanding shares of our common stock entitled to vote at the meeting are present, either in person or by proxy. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our Amended and Restated Bylaws and Delaware law, for the election of directors and the approval of the other items on the agenda for the meeting.

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*
Election of Directors	Plurality of the votes cast (i.e., more votes “For” then “Against”)	A withhold vote will have the same effect as an abstention. However, neither an abstention nor a withhold vote will affect the outcome of the election. Broker non-votes will have no effect on the outcome of the election.
Ratification of Appointment of Independent Auditor for Fiscal 2016	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter	Abstentions will have the effect of a vote against.
Advisory Vote on the Approval of Executive Compensation (Say-on-Pay)	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.
Advisory Vote on the Frequency of Advisory Votes for Executive Compensation	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.

* A broker non-vote occurs when a broker submits a proxy but does not vote on a Proposal because it is not a “routine” item under New York Stock Exchange rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Proposal 2 – Ratification of Appointment of Independent Auditor for Fiscal 2016.

8	CATALENT 2015 PROXY STATEMENT

EFFECT OF NOT CASTING YOUR VOTE

If we timely receive a proxy specifying your voting choice, your shares will be voted in accordance with that choice.

If you are registered shareholder and you do not cast your vote, no vote will be cast on your behalf on any of the Proposals at the Annual Meeting. If you sign and return a proxy card without specific voting instructions, or if you vote by telephone or via the internet without indicating how you want to vote, you shares will be voted in accordance with the Board of Directors’ voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under New York Stock Exchange (“NYSE”) rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting agenda is Proposal 2 – Ratification of Appointment of Independent Auditor for Fiscal 2016. If you hold your shares in street name, and you wish to have your shares voted on all proposals in this Proxy Statement, you must complete and return your voting instruction form. If you do not return your voting instruction form, your shares will not be voted on any item, except that your broker may vote in its discretion on Proposal 2.

SOLICITATION

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities.

AVAILABILITY OF VOTING RESULTS

We expect to announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) following the Annual Meeting.

CATALENT 2015 PROXY STATEMENT	9

PROPOSAL 1 - ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors currently consists of nine directors divided into three classes of three directors each: Class I, Class II and Class III. Our directors serve for staggered terms of three years and until their successors are duly elected and qualified, or until their death, resignation, or removal. Each year, there is an election with respect to the class of directors whose terms are expiring. The directors in Class I, whose terms expire at the 2015 Annual Meeting of Shareholders, are John Chiminski, E. Bruce McEvoy, and Jack Stahl. The Board of Directors has nominated each of these three directors to stand for re-election for a three-year term, which will expire at the 2018 Annual Meeting of Shareholders. Messrs. Chiminski, McEvoy, and Stahl, as nominees for director, have consented to being named in this Proxy Statement and to serve if elected.

Our Board of Directors recommends that you vote on your proxy card or voting instruction form “FOR” the election of each of the Board’s nominees, Mr. Chiminski, Mr. McEvoy and Mr. Stahl, to serve as directors of Catalent until our 2018 Annual Meeting of Shareholders and until their successors are elected and qualified, or until their earlier death, resignation, or removal.

BACKGROUND TO THE BOARD’S

RECOMMENDATION IN FAVOR OF THE NOMINEES

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is directed under its charter to identify qualified individuals to become directors, consistent with the criteria for new directors approved by the Board of Directors at the time of our IPO, and to recommend individuals it identifies to the Board of Directors for nomination. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election. In particular, the Nominating Committee considers the following when evaluating and selecting nominees: the candidate’s background, experience, skills, and individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, knowledge and experience in dealing with governmental authorities, business acumen, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board of Directors.

The Nominating Committee has evaluated each of Mr. Chiminski, Mr. McEvoy and Mr. Stahl against the factors and principles it uses to select nominees for director. The Nominating Committee considered, among other things, that each of the nominees is an existing member of our Board of Directors, is familiar with us and the risks and opportunities we face, and has demonstrated an ability to work collegially and productively with the remainder of our Board

10	CATALENT 2015 PROXY STATEMENT

of Directors. The Nominating Committee also considered particular aspects of each of the director nominees, as noted below with the nominee’s biography under the heading “Specific qualifications, experience, skills and expertise.” Finally, the Nominating Committee took into account the right of our largest shareholder, which is an affiliate of The Blackstone Group, L.P. (“Blackstone”), in accordance with the terms of a shareholders agreement with us executed at the time of our IPO, to designate certain members of our Board of Directors. For further information concerning this agreement, see the section below entitled, “Transactions with Related Persons—Transactions between Catalent and Blackstone—Catalent, Inc. Shareholders Agreement.”

Following its evaluation, the Nominating Committee voted to recommend the nominees to the Board of Directors as candidates for election to a new term of office. Based in part on the Nominating Committee’s evaluation and recommendation, the Board of Directors has concluded that it is in our best interest and the best interest of our shareholders for each of the proposed nominees to serve as a member of our Board of Directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEES FOR DIRECTOR.

CATALENT 2015 PROXY STATEMENT	11

DIRECTOR NOMINEES

John Chiminski

Age: 51

Mr. Chiminski has led Catalent as President and Chief Executive Officer since March 2009 and has served on the Board of Directors since February 2009. Mr. Chiminski brings to Catalent a diversified business background that includes lean manufacturing, supply chain, research and development, customer service, and global business management, with a focus on customers and growth. He joined Catalent after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. Mr. Chiminski holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master in Management degree from the Kellogg School of Management at Northwestern University. He is also a director of DJO Global, Inc.

Specific qualifications, experience, skills and expertise:

•	Substantial expertise in advising and managing companies in various segments of the healthcare industry
•	Significant experience overseeing the day-to-day business operations of a healthcare company
•	Extensive experience as a business leader in our industry
•	Experience serving on corporate boards

E. Bruce McEvoy

Age: 38

Mr. McEvoy has been a director since April 2007. Mr. McEvoy is a Managing Director at Blackstone. Before joining Blackstone in 2006, Mr. McEvoy worked as an Associate at General Atlantic from 2002 to 2004, and was a consultant at McKinsey & Company from 1999 to 2002. Mr. McEvoy received an MBA from Harvard Business School in 2006. Mr. McEvoy currently serves on the boards of directors of GCA Services, Performance Food Group, RGIS Inventory Specialists, Vivint and Vivint Solar, and is a term member of the Council on Foreign Relations.

Specific qualifications, experience, skills and expertise:

•	Substantial experience in owning and managing businesses
•	Substantial experience in mergers and acquistions

12	CATALENT 2015 PROXY STATEMENT

•	Familiar with corporate finance and strategic business planning activities, particularly as they relate to highly leveraged companies like Catalent
•	Substantial expertise in advising and managing companies in various segments of the healthcare industry
•	Experience serving on corporate boards

Jack Stahl

Age: 62

Mr. Stahl has been a member of our Board of Directors since August 2014. Mr. Stahl was the President and Chief Executive Officer of Revlon, Inc. from 2002 until his retirement in 2006. Prior to joining Revlon, Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company from 2000 to 2001. He also served in various management positions at Coca-Cola from 1979 prior to becoming President and Chief Operating Officer. Mr. Stahl currently serves on the boards of Coty Inc., Delhaize Group, Advantage Sales & Marketing LLC and the U.S. Board of Advisors of CVC Capital. Additionally, Mr. Stahl formerly served on the boards of Schering-Plough Corporation, Dr. Pepper Snapple Group and Saks, Inc. Mr. Stahl holds a bachelor’s degree in economics from Emory University and a master’s degree from the Wharton School of Business at the University of Pennsylvania.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Accounting experience and experience preparing and analyzing complex corporate financial statements

CATALENT 2015 PROXY STATEMENT	13

CONTINUING DIRECTORS

Melvin D. Booth

Age: 70

Mr. Booth has been a member of our Board since August 2014 and was a member of the board of directors of our subsidiary, Catalent Pharma Solutions, Inc., from July 2010 until September 2014. Most recently, Mr. Booth served as President and Chief Operating Officer of Medimmune, Inc. from 1998 through his retirement in 2003, and as a member of its board of directors from 1998 through 2005. Prior to that, Mr. Booth was President, Chief Operating Officer and Director of Human Genome Sciences, Inc. from 1995 to 1998. Mr. Booth also served in a variety of senior leadership positions for Syntex Inc., including leading both Syntex Laboratories, Inc. and Syntex Pharmaceuticals Pacific. Mr. Booth also served as Lead Director for Millipore Corporation until its acquisition by Merck KGaA, and currently serves as Chairman of the Board for Mallinckrodt plc, Chairman of the Board for eResearchTechnology, Inc. and as a strategic advisor in life sciences for Genstar Capital. Mr. Booth holds an undergraduate degree and an honorary Ph.D. in Science from the Northwest Missouri State University.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director and audit committee member
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

J. Martin Carroll

Age: 65

Mr. Carroll has been a director since July 2015. He served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force, where he attained the rank of Captain. Mr. Carroll has been a director of Mallinckrodt plc since June 2013 and serves as Chair of its Compliance Committee and has also served as director of Therapeutics MD since March 2015. Mr. Carroll served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis plc and as a director of Vivus, Inc. from May 2013 until September 2014. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

14	CATALENT 2015 PROXY STATEMENT

Specific qualifications, experience, skills and expertise:

•	Substantial experience with sales and marketing issues
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

Chinh E. Chu

Age: 48

Mr. Chu has been a director since April 2007 and has served as Chair of our Board of Directors since August 2014. Mr. Chu is a Senior Managing Director in the Corporate Private Equity group of Blackstone and has led Blackstone’s investments in Stiefel Laboratories, Biomet, Alliant, Celanese, Nalco, Nycomed, LIFFE, Graham Packaging, Kronos, AlliedBarton, and Interstate Hotels. Before joining Blackstone in 1990, Mr. Chu worked at Salomon Brothers in the Mergers & Acquisition Department. Mr. Chu received a B.S. in Finance from the University of Buffalo. He currently serves as a Director of Kronos Incorporated, Freescale Semiconductor, Inc. and Healthmarkets, Inc.

Specific qualifications, experience, skills and expertise:

•	Substantial experience in mergers and acquisitions
•	Substantial experience serving as a director
•	Familiar with corporate finance and strategic business planning activities, particularly as they relate to highly leveraged companies like Catalent
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

Rolf Classon

Age: 70

Mr. Classon has been a member of the Board of Directors since August 2014. From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 and 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. From April 2005 to January 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc. and as Vice Chairman from March 2005 to April 2005. Mr. Classon also currently serves as Chairman of the Board of Directors of Hill-Rom Corporation, where he also served as interim chief executive officer from May 2005 until March 2006. Mr. Classon currently serves as Chairman of the Board of Directors of Tecan Group Ltd. and as a member of the Board of Directors of Fresenius Medical Care.

CATALENT 2015 PROXY STATEMENT	15

Mr. Classon previously served as a director of Millipore Corporation from December 2005 until July 2010, Prometheus Laboratories Inc. from September 2004 until 2010, and Enzon Pharmaceuticals Inc. from January 1997 until 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg University School of Engineering and a Business Degree from Gothenburg University.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

Gregory T. Lucier

Age: 51

Mr. Lucier has been a director since April 2015. Mr. Lucier is the Chairman and Chief Executive Officer of Nuvasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. Prior to joining Nuvasive, Inc. in March 2015, Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from April 2004 until it was acquired by Thermo Fisher Scientific Inc. in February 2014 and served as its Chief Executive Officer from May 2003 to April 2004. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier is a director of Nuvasive, Inc. and served as a director of Life Technologies Corporation from May 2003 to February 2014 and of Carefusion Corporation from August 2009 until its sale to Becton Dickinson in March 2015. Mr. Lucier received an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Pennsylvania State University.

Specific qualifications, experience, skills and expertise:

•	Leadership experience with other public companies
•	Substantial experience serving as a director
•	Substantial expertise in advising and managing multi-national companies with multiple business units
•	Substantial experience with pharmaceutical and other healthcare companies

James Quella

Age: 65

Mr. Quella has been a director since December 2009. Mr. Quella was a Senior Managing Director and Senior Operating Partner in the Corporate Private Equity group of Blackstone until June 30, 2013. Mr. Quella was responsible for monitoring the strategy and operational

16	CATALENT 2015 PROXY STATEMENT

performance of Blackstone’s portfolio companies and providing direct assistance in the oversight of large investments. He was also a member of the firm’s Private Equity Investment Committee. Currently, James serves as a Senior Advisor to the Private Equity Group of Blackstone and continues to be involved in a few key portfolio companies as a board member and executive advisor, as well as participating in selected portfolio review processes and due diligence. Prior to joining Blackstone in 2004, Mr. Quella was a Managing Director and Senior Operating Partner with DLJ Merchant Banking Partners-CSFB Private Equity. Prior to that, Mr. Quella worked at Mercer Management Consulting and Strategic Planning Associates, its predecessor firm, where he served as a senior consultant to CEOs and senior management teams, and was Co-Vice Chairman with shared responsibility for overall management of the firm. Mr. Quella received a B.A. in International Studies from the University of Chicago/University of Wisconsin-Madison and an M.B.A. with dean’s honors from the University of Chicago. He is also the co-author of Profit Patterns: 30 Ways to Anticipate and Profit from the Strategic Forces Reshaping Your Business. Mr. Quella has been a member of various private equity company boards and currently serves as a director of Freescale Semiconductor, Inc., Michaels Stores, Inc., and DJO Global.

Specific qualifications, experience, skills and expertise:

•	Substantial experience in owning and managing businesses
•	Substantial experience in mergers and acquisitions
•	Familiar with corporate finance and strategic business planning activities, particularly as they relate to highly leveraged companies like Catalent
•	Experience serving on corporate boards and as a compensation committee member

CATALENT 2015 PROXY STATEMENT	17

CORPORATE GOVERNANCE

INTRODUCTION

Immediately following our IPO, which we completed on July 30, 2014, affiliates of Blackstone held approximately 52% of the outstanding shares of our common stock. As such, we were a “controlled company” within the meaning of the corporate governance rules set forth in the NYSE’s listing standards for public companies. On March 9, 2015, Blackstone closed the sale of a portion of its shares of common stock, which sale had occurred as part of a registered secondary offering. Following the secondary offering, Blackstone’s ownership fell to approximately 32% of our common stock and we ceased being a “controlled company.” Since ceasing to be a “controlled company,” we have come into compliance with the following corporate governance standards:

•	A majority of our Board of Directors consists of “independent” directors as defined under the rules of the NYSE.
•	Our Nominating Committee, which selects or recommends all of our director nominees, is comprised solely of “independent” directors and operates under a written charter addressing its operation and responsibilities, including the nomination process.
•	Our Compensation Committee, which oversees the compensation of our executive officers and the performance of our CEO, is comprised solely of “independent” directors and operates under a written charter addressing its operation and responsibilities.
•	Our Audit Committee, which annually appoints our auditors, subject to ratification by our shareholders, and oversees our annual audit, is comprised solely of “independent” directors and operates under a written charter addressing its operation and responsibilities.
•	Our Board and each Committee annually conducts a performance self-evaluation overseen by our Nominating Committee.
•	Our Corporate Governance Guidelines (the “Guidelines”) and Committee Charters explicitly permit our Board and each Committee to hire their own compensation consultants, legal counsel, and other committee advisors, and we must pay the cost of all such advisors.
•	Our Compensation Committee considers, when engaging compensation consultants, legal counsel, or other advisors, certain independence factors, including factors that examine the relationship between the consultant or advisor, or the consultant’s or advisor’s employer, and us.

Our commitment to good corporate governance is evidenced by the Guidelines. The Guidelines set forth the principles and practices that the Board of Directors will follow in carrying out its responsibilities. The Guidelines are available on our corporate website at http://investor.catalent.com/corporate-governance.

18	CATALENT 2015 PROXY STATEMENT

KEY CORPORATE GOVERNANCE FEATURES

Our key corporate governance features include the following:

Board Independence	●	Our Board of Directors has determined that 6 out of 9 of our directors are “independent” under the NYSE listing standards.
	●	Our CEO is the only member of management who serves as a director.
Board Committees	●	We have three Board committees—the Audit Committee, the Compensation Committee, and the Nominating Committee—each of which is composed entirely of independent directors.
	●	Each of our three Committees operates under a written charter and reports regularly to the Board of Directors concerning its activities.
Executive Sessions	●	Our Board of Directors holds regular executive sessions of non-management directors.
Board Oversight of Risk	●	Risk management is overseen by our Audit Committee.
	●	Our Compensation Committee reviews risks arising from our compensation practices so that those practices encourage management only to act in the best interests of our shareholders.
Corporate Governance Guidelines	●	Our Board of Directors operates under the Guidelines, which define director qualification standards and appropriate governance.
Accountability	●	One-third of the members of our Board of Directors are subject to election each year.
	●	Our only authorized stock consists of one class of common stock and one class of preferred stock. Each share of our common stock is entitled to one vote. We have not issued any preferred stock.
Stock Ownership	●	Each non-employee director is required to own shares of our common stock in an amount equal to 5 times the non-employee director annual cash retainer.
	●	Guidelines adopted by our Compensation Committee state that each of our executive officers must own shares of our common stock: our CEO must own an amount equal to 5 times his annual salary, and each of our other executive officers must own an amount equal to 2.5 times the officer’s salary.
Open Lines of Communication	●	Our Board of Directors promotes open and frank discussions with senior management.
	●	Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.
Self-Evaluation	●	Our Board of Directors and each of the Committees conduct annual self-evaluations.
Code of Ethics	●	Our Standards of Business Conduct, which among other things, require compliance with law and the maintenance of appropriate ethical standards, is applicable to all of our directors and employees.

CATALENT 2015 PROXY STATEMENT	19

THE BOARD AND COMMITTEES OF THE BOARD

We are governed by a Board of Directors that currently consists of nine directors divided into three classes of three directors each: Class I, Class II and Class III. The Board of Directors has made determinations of independence with respect to six of our nine directors. The Board of Directors provides overall direction to and oversight of our business. Our directors serve for staggered terms of three years and until their successor is duly elected and qualified, or until their death, resignation, or removal. Each year, there is an election with respect to the class of directors whose terms are expiring.

The three committees established by the Board of Directors—the Audit Committee, the Compensation Committee, and the Nominating Committee—each meet regularly. The Board of Directors has adopted written charters for each of the Committees, which are posted on our website at http://investor.catalent.com/corporate-governance.

COMMITTEE MEMBERSHIP AND FUNCTION

The following table lists each director’s Class and the Chair and current members of each of the Committees.

Director	Class	Current Term End Year	Determination of Independence?	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Chiminski	Class I	2015
E. Bruce McEvoy	Class I	2015
Jack Stahl	Class I	2015	YES	●		¡
Melvin D. Booth	Class II	2016	YES	¡	¡	●
J. Martin Carroll	Class II	2016	YES
James Quella	Class II	2016	YES		●	¡
Chinh E. Chu	Class III	2017
Rolf Classon	Class III	2017	YES	¡
Gregory Lucier	Class III	2017	YES		¡

Key:    ● = Chair      ¡ = Member

PRIMARY RESPONSIBILITIES OF BOARD COMMITTEES

●	AUDIT COMMITTEE

The function and membership of the Audit Committee are as follows:

Function:

•	Oversees the adequacy and integrity of our financial statements and our financial reporting and disclosure practices.

20	CATALENT 2015 PROXY STATEMENT

•	Oversees the soundness of our system of internal controls to assure compliance with financial and accounting requirements.
•	Retains and reviews the qualifications, performance, and independence of our independent auditor.
•	Reviews and discusses with management and the independent auditor prior to public dissemination our annual audited financial statements, quarterly unaudited financial statements, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.
•	Oversees our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control.
•	Oversees our internal audit function.
•	Reviews and approves or ratifies all transactions between us and any “Related Person” (as defined in the federal securities laws and regulations) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
•	Oversees compliance with our Standards of Business Conduct.
•	Prepares for and issues the Audit Committee Report contained in this Proxy Statement.

Membership:

Jack Stahl – Chair

Melvin D. Booth

Rolf Classon

Our Board of Directors has determined that the Audit Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE for audit committee members, and that Mr. Stahl, the Audit Committee Chair, and Messrs. Booth and Classon, each qualifies as an “audit committee financial expert” as defined in SEC regulations. The Report of the Audit Committee is included on page [85].

●	COMPENSATION COMMITTEE

The function and membership of the Compensation Committee are as follows:

Function:

•	Establishes and reviews our overall compensation philosophy.
•	Evaluates the performance of the CEO and determines and approves the annual salary, bonus, and equity-based incentive and other benefits, of the CEO.
•	Reviews and approves, or recommends to the Board of Directors, the annual salary, bonus, and equity-based incentives and other benefits of our other executive officers.
•	Reviews and recommends to the Board of Directors the compensation of directors.
•	Reviews all employment, severance, and termination agreements with our executive officers.
•	Reviews and approves, or recommends to the Board of Directors, our incentive-compensation plans and equity-based plans.
•	Oversees certain of our other benefit plans.

CATALENT 2015 PROXY STATEMENT	21

•	Prepares for and issues the Compensation Committee Report contained in this Proxy Statement.

The section below entitled “Compensation Discussion and Analysis” (“CD&A”) includes a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation matters, including the roles of independent consultants and management in those processes and procedures. The same description applies to the consideration and determination of director compensation matters, except that the Compensation Committee engaged its independent consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to advise on director compensation in connection with our IPO. As part of the process of setting director compensation, FW Cook obtained information concerning the compensation of directors in the peer group we have identified for compensation purposes (see “Compensation Discussion and Analysis” below).

Membership:

James Quella – Chair

Melvin D. Booth

Gregory Lucier

Our Board of Directors has determined that the Compensation Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE for compensation committee members. The Report of the Compensation Committee is included on page 68.

●	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The function and membership of the Nominating Committee are as follows:

Function:

•	Identifies and recommends nominees for election to the Board of Directors.
•	Reviews the composition and size of the Board of Directors.
•	Oversees an annual evaluation of the Board of Directors and each Committee.
•	Regularly reviews our corporate governance documents, including our corporate charter and bylaws and the Guidelines.
•	Recommends members of the Board of Directors to serve on the Committees.
•	Oversees and approves the management continuity planning process.

Membership:

Melvin D. Booth – Chair

James Quella

Jack Stahl

Our Board of Directors has determined that the Nominating Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE for nominating and corporate governance committee members.

22	CATALENT 2015 PROXY STATEMENT

BOARD AND COMMITTEE ATTENDANCE

During fiscal 2015, our Board of Directors met 7 times and acted by unanimous written consent 3 times. All of our directors attended at least 80% of the fiscal 2015 meetings of the Board of Directors and at least 80% of the fiscal 2015 meetings of each Committee on which the director served.

The Committees held the following number of meetings and acted by unanimous written consent the following number of times during fiscal 2015:

Committee	Meetings	Consents
Audit Committee	5	0
Compensation Committee	6	3
Nominating Committee	1	1

We strongly encourage members of the Board of Directors to attend our annual shareholder meetings. We have not had an annual meeting previously because we only became a public company in July 2014, at the time of our IPO.

DIRECTOR INDEPENDENCE

Under the NYSE listing standards, a director is not independent if the director has or had certain specified relationships with us. From the period beginning immediately after our IPO on July 30, 2014 through April 30, 2015, our Board of Directors consisted of seven directors, three of whom had been determined to be independent under the NYSE listing standards. On April 30, 2015, the Board of Directors added Mr. Lucier and determined that Mr. Lucier and Mr. Quella, an existing director, were independent. On July 28, 2015, the Board of Directors added Mr. Carroll and determined that he was independent. Thus, since April 30, 2015, a majority of our directors has been determined to be independent.

Mr. Chiminski serves on our Board of Directors, but, as our President and CEO, he cannot be deemed independent.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines, which can be found on our website at http://investor.catalent.com/corporate-governance, provide the Board of Directors flexibility in determining it leadership structure. Currently Mr. Chiminski serves as our CEO and Mr. Chu serves as Chair of our Board of Directors. The Board Chair presides at all meetings of our shareholders and of the Board of Directors as a whole, including its executive sessions, and performs such other duties as may be designated in our bylaws or by the Board of Directors. The Board of Directors will continue periodically to evaluate our leadership structure and determine whether continuing the separate roles of CEO and Board Chair is in our best interest based on circumstances existing at the time.

CATALENT 2015 PROXY STATEMENT	23

INDEPENDENCE OF COMMITTEE MEMBERS

Our Board of Directors has determined that all current members of our Audit Committee, Compensation Committee, and Nominating Committee are independent within the meaning of the NYSE listing standards and our Guidelines. The members of our Audit Committee and our Compensation Committee also satisfy the additional independence requirements applicable to them as members of those Committees by the NYSE standards. There is no family relationship among our directors or with any of our executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Board of Directors has determined that the Compensation Committee is composed entirely of independent directors in accordance with the independence requirements of the NYSE listing standards for compensation committee members. No Compensation Committee member is our current or former employee or officer. There is no interlock with any other board or company.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors as a whole and through its Committees oversees our risk management. Members of senior management regularly report to the Board of Directors on areas of material risk. The Board of Directors regularly reviews information regarding our strategy, finances, liquidity, and operations, legal and regulatory developments, our research and development activities, and our competitive environment, as well as the risks related to these matters. The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years. The Nominating Committee oversees the management of risks associated with the independence of the Board of Directors. The Compensation Committee oversees risks relating to our compensation plans and arrangements. Each Committee provides periodic reports to the full Board of Directors regarding their areas of responsibility and oversight. We do not believe there is any relationship between how the Board of Directors oversees management of our risks and its leadership structure.

DIRECTOR NOMINATION PROCESS

The Nominating Committee considers and recommends the annual slate of director nominees for approval by the Board of Directors. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election to the Board of Directors. In particular, the Nominating Committee considers the following when evaluating and selecting nominees: the candidate’s individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal

24	CATALENT 2015 PROXY STATEMENT

considerations such as antitrust issues, corporate governance background, various and relevant career experience, relevant technical skills, relevant business or government acumen, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board of Directors.

Although the Board and Nominating Committee consider diversity of viewpoints, background, and experiences when identifying and reviewing candidates for the Board, the Board does not have a separate diversity policy. In identifying prospective director candidates, the Nominating Committee may seek referrals from other members of the Board, management, shareholders, and other sources. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

From time to time, we have engaged third-party search consultants to assist the Nominating Committee in identifying and/or evaluating candidates for our Board of Directors.

Shareholders may nominate directors for election by following the provisions set forth in our bylaws concerning such matters. The Nominating Committee, in accordance with our Guidelines, will consider the qualifications of any nominee proposed by one or more shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders or other interested parties wishing to communicate with our Board of Directors, any of our Committees, or any director individually may do so by contacting the Corporate Secretary either:

•	By mail, addressed care of Corporate Secretary, Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873; or
•	By email to CorpSec@catalent.com.

Communications will be sent to the appropriate recipient, depending on the facts and circumstances outlined in the communication, but the Corporate Secretary will not forward to directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

STANDARDS OF BUSINESS CONDUCT

Our Board of Directors and all of our employees, including our CEO, Chief Financial Officer, all other executive officers, and our Corporate Controller, are required to abide by our Standards of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Standards of Business Conduct can be found on our website under http://investor.catalent.com/corporate-governance. We will disclose on our website any

CATALENT 2015 PROXY STATEMENT	25

future amendment to, or waiver from, provisions of our Standards of Business Conduct affecting our directors or executive officers as and to the extent required under applicable SEC and NYSE rules.

TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors has adopted a written policy regarding the review, approval, and ratification of transactions with related persons. This policy provides that a related person must promptly disclose to the Board of Directors any related person transaction. No related person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

The related person transaction approval policy was not in effect when we entered into the transactions and agreements with Blackstone prior to the IPO. Any transaction contemplated by such agreements has been deemed to be approved and not subject to the terms of this policy.

NO POST-IPO RELATED PERSON TRANSACTION

Since our IPO on July 30, 2014, we have not entered into any related person transaction, nor is any related person transaction currently proposed, in which any of our directors, CEO, or executive officers has a direct or indirect material interest. However, our directors who are executives of Blackstone may be deemed to have an indirect interest in our existing transactions with Blackstone, which are summarized below.

TRANSACTIONS BETWEEN CATALENT AND BLACKSTONE

Advisor Transaction and Management Fees

Prior to the IPO, we were party to a transaction and advisory fee agreement with affiliates of Blackstone and certain other investors in BHP PTS Holdings L.L.C. (the “Investors”), pursuant to which we paid an annual sponsor advisory fee to Blackstone and the Investors for certain monitoring, advisory, and consulting services they provided to us. In connection with the IPO, we paid the Investors an advisory agreement termination fee of $29.8 million in August 2014 and terminated the agreement. In the fiscal years ended June 30, 2014 and 2013 this management fee was approximately $12.9 million and $12.4 million, respectively.

Equity Healthcare LLC

We participate in an employer health program agreement with Equity Healthcare LLC (“Equity Healthcare”). Equity Healthcare negotiates with providers of standard administrative

26	CATALENT 2015 PROXY STATEMENT

services for health benefit plans and other related services for cost discounts and quality of service monitoring capability by Equity Healthcare. Because of the combined purchasing power of its client participants, Equity Healthcare is able to negotiate pricing terms for providers that are believed to be more favorable than the companies could obtain for themselves on an individual basis. In consideration for these services, we paid Equity Healthcare a fee of $2.80 and $2.70 per participating employee per month in fiscal 2015 and 2014, respectively. As of June 30, 2015, we had approximately 2,500 employees enrolled in our health benefit plans in the United States. Equity Healthcare is an affiliate of Blackstone.

Catalent, Inc. Shareholders Agreement

In connection with our IPO, we entered into a shareholders agreement with affiliates of Blackstone. This agreement grants the Blackstone parties the right to nominate to our Board of Directors a number of designees equal to: (i) at least a majority of the total number of directors comprising our Board of Directors as long as Blackstone and its affiliates beneficially own at least 50% of the shares of our common stock entitled to vote generally in the election of our directors; (ii) at least 40% of the total number of directors comprising our Board of Directors at such time as long as Blackstone and its affiliates beneficially own at least 40% but less than 50% of the shares of our common stock entitled to vote generally in the election of our directors; (iii) at least 30% of the total number of directors comprising our Board of Directors at such time as long as Blackstone and its affiliates beneficially own at least 30% but less than 40% of the shares of our common stock entitled to vote generally in the election of our directors; (iv) at least 20% of the total number of directors comprising our Board of Directors as such time as long as Blackstone and its affiliates beneficially own at least 20% but less 30% of the shares of our common stock entitled to vote generally in the election of our directors; and (v) at least 10% of the total number of directors comprising our Board of Directors at such time as long as Blackstone and its affiliates beneficially own at least 5% but less than 20% of the shares of our common stock entitled to vote generally in the election of our directors. For purposes of calculating the number of directors that affiliates of Blackstone are entitled to nominate pursuant to the formula outlined above, any fractional amount will be rounded up to the nearest whole number (e.g., one and one-quarter directors shall equate to two directors) and the calculation would be made on a pro forma basis after taking into account any increase in the size of our Board of Directors.

In addition, in the event a vacancy on the Board of Directors is caused by the death, retirement, or resignation of a Blackstone director-designee, affiliates of Blackstone shall, to the fullest extent permitted by law, have the right to have the vacancy filled by a new Blackstone director-designee.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement with certain affiliates of Blackstone and certain other investors and members of management. This agreement provides to affiliates of Blackstone an unlimited number of “demand” registrations and to both affiliates of Blackstone and such other investors and members of management customary “piggyback” registration rights. The registration rights agreement also provides that

CATALENT 2015 PROXY STATEMENT	27

we will pay certain expenses relating to such registrations and indemnify Blackstone, its affiliates, and such other investors and members of management against certain liabilities that may arise under the Securities Act of 1933, as amended.

Underwriting Agreements

In connection with each of two secondary offerings of our common stock demanded by Blackstone during fiscal 2015 following the IPO, we entered into underwriting agreements with Blackstone, the other shareholders selling in the offerings, and the underwriters managing the offerings setting forth the terms of the offerings and making various representations to the underwriters regarding various facts and circumstances relating to the offerings. The underwriting agreements required us to pay certain expenses relating to the offerings and to indemnify Blackstone, the other sellers, and the underwriters for the offerings against liabilities arising from breaches of our representations and certain other matters relating to the offerings.

Other

The private equity business of Blackstone owns interests in a variety of other companies, including Hilton Worldwide Holdings Inc. (Hilton hotels) and AlliedBarton Security Services LLC (contract security guard services). From time to time, we engage in the ordinary course of business with a number of these other companies affiliated with Blackstone.

Blackstone Advisory Partners L.P., an affiliate of Blackstone, received aggregate consideration of approximately $6 million for acting as an underwriter during fiscal 2015 in connection with our IPO, two secondary offerings, and a refinancing of our principal credit agreement.

28	CATALENT 2015 PROXY STATEMENT

EXECUTIVE OFFICERS

The following persons currently serve as our executive officers:

John Chiminski

Age: 51

President and Chief Executive Officer

Mr. Chiminski‘s biography is set forth in the section on director nominees.

Matthew Walsh

Age: 49

Executive Vice President and Chief Financial Officer

Mr. Walsh has served as our Executive Vice President and Chief Financial Officer since December 2012. Previously, Mr. Walsh served as our Senior Vice President and Chief Financial Officer since April 2008. Prior to joining us, Mr. Walsh served as President and Chief Financial Officer of Escala Group, Inc., a global collectibles network and precious metals trader. From 1996 through 2006, Mr. Walsh held positions of increasing responsibility in corporate development, accounting and finance at diversified industrial manufacturer GenTek, Inc., culminating in his appointment as Vice President and Chief Financial Officer. Prior to GenTek, he served in corporate development and other roles in banking and the chemicals industry. He currently is on the Board of Directors of and serves as Chairman of the Audit Committee for Multicolor Corporation. Mr. Walsh received a B.S. in chemical engineering and an M.B.A. from Cornell University and is a CFA® charter holder.

William Downie

Age: 48

Senior Vice President, Global Sales & Marketing

Mr. Downie has served as Senior Vice President, Global Sales & Marketing since June 2010. Mr. Downie joined Catalent as Group President, Medication Delivery Solutions, and Senior Vice President, Global Sales & Marketing in October 2009. Prior to joining Catalent, Mr. Downie served as Vice President and Global Leader of Molecular Imaging at GE Healthcare. Before that, he held several executive positions in other GE Healthcare units, including Vice President and General Manager, Medical Diagnostics-Europe, Middle East and Africa, and Vice President of Sales for Medical Diagnostics-Europe. Prior to GE Healthcare, Mr. Downie was with Innovex UK Limited (part of Quintiles, Inc.), where he held several positions in operations and sales/marketing. Earlier in his career, he held leadership positions with Sanofi-Synthelabo UK; Sanofi-Winthrop Limited; and Merck & Co., Inc. Mr. Downie holds a B.S. degree in biochemistry from the University of Edinburgh.

CATALENT 2015 PROXY STATEMENT	29

Steven Fasman

Age: 53

Senior Vice President, General Counsel and Corporate Secretary

Mr. Fasman was named Senior Vice President, General Counsel and Corporate Secretary in October 2014, when he joined Catalent. Prior to joining Catalent, Mr. Fasman served as Executive Vice President-Law of MacAndrews & Forbes Holdings Inc., a privately held diversified holding company. Before that, Mr. Fasman held various positions at MacAndrews & Forbes since 1992 of increasing responsibility. During 2008 through March 2014, Mr. Fasman also served as General Counsel and Chief Compliance Officer of M & F Worldwide Corp., a holding company with interests in financial products, customer calling centers, staffing operations, educational software and flavoring products. From 2008 to 2011, Mr. Fasman also served as a director of SIGA Technologies, Inc., a biodefense company. Mr. Fasman holds a law degree from Yale University and a B.A. degree in mathematics from Princeton University.

Aristippos Gennadios, PhD

Age: 50

President, Softgel Technologies

Dr. Gennadios has served as our President, Softgel Technologies since September 2013. Previously, Dr. Gennadios served as Vice President and General Manager of Softgel Technologies. Dr. Gennadios has worked in the pharmaceutical industry since 1996 in roles including R&D, field sales, business development, operations and leadership. He joined Catalent’s predecessor company, Cardinal Health, in 2002 and has held several key leadership posts within the softgel technologies business including Global Vice President of Business Development for Softgel Technologies, General Manager of the Oral Development Center in Somerset, NJ, and Vice President and General Manager for Rx Softgel and Consumer Health products. Dr. Gennadios earned his bachelor’s degree in chemical engineering from the National Technical University of Athens, Greece and his master’s degree in biological engineering from Clemson University. Dr. Gennadios holds a doctorate in engineering from the University of Nebraska and an M.B.A. from Wake Forest University.

Scott Houlton

Age: 48

President, Clinical Supply Services

Mr. Houlton is our President, Clinical Supply Services since July 2015 and was President, Development and Clinical Services from August 2009 until July 2015. Before joining us, Mr. Houlton was most recently Chief Operating Officer of Aptuit, Inc., responsible for Scientific Operations, Business Process Improvement, Human Resources, Clinical Operations, and Capital Development and served as a director for Aptuit Laurus, Inc. Prior to Aptuit, Mr. Houlton held a variety of leadership roles in other companies including Vice President of Clinical Supplies at Quintiles Transnational Corporation. Earlier in his career, he was with

30	CATALENT 2015 PROXY STATEMENT

Cardinal Health, Inc. where he served as Director of International Business Development. Mr. Houlton holds a B.S. degree in Business Administration from The Ohio State University.

Sharon Johnson

Age: 51

Senior Vice President, Quality, Product Development & Regulatory Affairs

Ms. Johnson has served as our Senior Vice President, Quality, Product Development & Regulatory Affairs since March 2015 and was Senior Vice President, Global Quality & Regulatory Affairs from August 2009 until March 2015. Prior to that, Ms. Johnson was Vice President of Quality for GE Healthcare, Medical Diagnostics in Buckinghamshire, England. Prior to GE, she was Quality Director for Baxter Healthcare’s Europe operations for four years. Before that, she was with Rhone Poulenc Rorer as Quality Manager for Sterile Products and Microbiology in Essex, England. Earlier in her career, Ms. Johnson held Quality and Microbiology positions with Berk Pharmaceuticals in East Sussex, England and Medicines Testing Laboratory in Edinburgh, Scotland. Ms. Johnson holds a Post Graduate Diploma in Industrial Pharmaceutical Studies with Distinction from Brighton University and holds a B.S. Honours Degree in Biological Sciences/Microbiology from North East Surrey College of Technology.

Stephen Leonard

Age: 53

Senior Vice President of Global Operations

Mr. Leonard has served as our Senior Vice President of Global Operations since June 2009. Previously, Mr. Leonard was most recently General Manager of Global Operations for GE Healthcare’s Medical Diagnostics business, responsible for more than 10 sites in Europe, Asia and the Americas. Earlier assignments in his 22 years at GE included a variety of leadership roles, with responsibility for areas such as plant management, global sourcing and supply chain, global product quality, and global operations. Mr. Leonard received his B.S. degree in mechanical engineering from Drexel University.

Barry Littlejohns

Age: 49

President, Advanced Delivery Technologies

Mr. Littlejohns was named President, Advanced Delivery Technologies in July 2013. Previously, Mr. Littlejohns led Catalent’s Medication Delivery Solutions business from July 2011 to July 2013. Mr. Littlejohns has an extensive background in leading international life science businesses in both US and European organizations. He rejoined Catalent in 2013 after two years as Senior Vice President of Operations and Business Development at Danish biotechnology company Genmab A/S, where his responsibilities included strategic licensing and manufacturing oversight. Prior to Genmab, he served in a broad range of leadership roles at Catalent. These include Vice President of Global Business Operations, Vice President of

CATALENT 2015 PROXY STATEMENT	31

Commercial Affairs for Medication Delivery Solutions, Vice President and General Manager of Injectables, and various financial, operational and leadership roles. He joined Catalent’s predecessor RP Scherer Corporation in 1989. Mr. Littlejohns has two degrees in business and finance from Swindon, UK.

Lance Miyamoto

Age: 60

Senior Vice President of Human Resources

Mr. Miyamoto was named Senior Vice President of Human Resources of Catalent in March 2011. Mr. Miyamoto has more than 25 years of experience in delivering HR systems including compensation and career structures that drive business results and growth. In addition to general HR expertise and organization development, he has experience leading in a global environment and has managed global company turnarounds, mergers and acquisitions. Prior to joining Catalent, he ran his own consulting business, and, prior to that, Mr. Miyamoto held a number of HR leadership roles in other companies, including Executive Vice President of Comverse Technology Inc. He also served as Executive Vice President of HR for AOL LLC, a division of Time Warner Inc., from 2004 to 2007. From 2001 to 2004, Mr. Miyamoto was Executive Vice President of HR for Lexis-Nexis. He was also a senior executive with Dun and Bradstreet with responsibility for performance development. Mr. Miyamoto is a graduate of Harvard University, and holds an M.B.A. from the Wharton School of the University of Pennsylvania, where he was a COGME (Council for Graduate Management Education) Fellow.

32	CATALENT 2015 PROXY STATEMENT

OWNERSHIP OF OUR COMMON STOCK

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS

The table below shows how many shares of our common stock were owned as of August 25, 2015 by (1) owners of more than 5% of the outstanding shares of our common stock, (2) our current directors, (3) the executive officers named in the Summary Compensation table on page [67], and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has (a) an address at 14 Schoolhouse Rd., Somerset, NJ 08873 and (b) sole voting and investment power over the shares, except as described below.

Name of Beneficial Owner	Number of Shares Owned	Percent of Class
Blackstone(1)	25,886,244	20.80%
T Rowe Price Associates, Inc.(2)	17,690,798	14.21%
BlackRock, Inc.(3)	12,922,825	10.38%
Genstar Capital(4)	2,862,691	2.30%
Aisling Capital(5)	715,673	*
John Chiminski(6)(7)	453,669	*
Matthew Walsh(7)	145,429	*
William Downie(7)	30,515	*
Sharon Johnson(7)	34,491	*
Stephen Leonard(7)	111,351	*
Melvin D. Booth(7)	57,579	*
J. Martin Carroll	—	*
Rolf Classon	6,829	*
Chinh E. Chu(8)	—	*
Gregory T. Lucier	18,000	*
Bruce McEvoy(9)	—	*
James Quella(7) (10)	25,309	*
Jack Stahl	6,829	*
Directors and executive officers as a group (18 persons)(11)	1,218,183	0.98%
*	Represents less than 1%

(1)

Shares shown as beneficially owned by Blackstone were held directly by Blackstone Healthcare Partners L.L.C. Blackstone Capital Partners V L.P. is the managing member of Blackstone Healthcare Partners L.L.C. Blackstone Management Associates V L.L.C. (“BMA”) is the general partner of Blackstone Capital Partners V L.P. BMA V L.L.C. is the sole member of BMA. Blackstone Holdings III L.P. is the managing member and majority in interest owner of BMA V L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. The Blackstone Group

CATALENT 2015 PROXY STATEMENT	33

L.P. is the sole member of Blackstone Holdings III GP Management L.L.C. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of Blackstone Capital Partners V L.P., BMA, BMA V L.L.C., Blackstone Holdings III L.P., Blackstone Holdings III GP L.P., Blackstone Holdings III GP Management L.L.C., The Blackstone Group L.P., Blackstone Group Management L.L.C., Mr. Schwarzman, Mr. Chu and Mr. McEvoy disclaims beneficial ownership of the shares of our common stock directly held by Blackstone Healthcare Partners L.L.C. Mr. Chu and Mr. McEvoy, our directors, are employees of affiliates of Blackstone. The address of each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(2)	Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on April 10, 2015, in which T. Rowe Price Associates, Inc. reported that it and its affiliates have sole voting power over 10,464,892 shares and sole dispositive power over 17,690,798 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)	Information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on August 7, 2015, in which BlackRock, Inc. reported that it has sole voting power over 12,696,543 shares and sole dispositive power over 12,992,825 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(4)	Shares shown as beneficially owned by Genstar Capital are held directly by Genstar Phoenix Holdings, LLC. Genstar Capital Partners IV, L.P. is the Manager of Genstar Phoenix Holdings, LLC. The sole general partner of Genstar Capital Partners IV, L.P. is Genstar Capital IV, L.P. The sole general partner of Genstar Capital IV, L.P. is Genstar IV GP LLC. The members of Genstar IV GP LLC are Jean-Pierre Conte and Robert Weltman. Each of Genstar Capital Partners IV, L.P., Genstar Capital IV, L.P., Genstar IV GP LLC and Messrs. Conte and Weltman disclaims beneficial ownership of the shares of our common stock directly held by Genstar Phoenix Holdings, LLC. The address of each of the entities and individuals listed in this footnote is c/o Genstar Capital LLC, Four Embarcadero Center, Suite 1900, San Francisco, CA 94111.

(5)	Shares shown as beneficially owned by Aisling Capital were held directly by Aisling Capital II, LP (“Aisling”). Aisling Capital Partners, LP (“Aisling GP”) is the general partner of Aisling, Aisling Capital Partners, LLC (“Aisling Partners”) is the general partner of Aisling GP, and the individual managing members of Aisling Partners (collectively, the “Managers”) are Dennis Purcell, Dr. Andrew Schiff and Steve Elms. Aisling GP, Aisling Partners and the Managers disclaim beneficial ownership of the shares directly held by Aisling. The address of Aisling, Aisling GP, Aisling Partners and the Managers is 888 Seventh Avenue, 30th Floor, New York, NY 10106.

(6)	Does not include 260,480 vested non-voting restricted stock units, none of which Mr. Chiminski has the right to have settled in shares of our common stock within 60 days.

(7)	The number of shares beneficially owned includes shares of common stock issuable upon exercise of options that are currently exercisable and/or will be exercisable within 60 days after August 25, 2015, as follows: Mr. Chiminski (390,156), Mr. Walsh (97,051), Mr. Downie (12,294), Ms. Johnson (22,891), Mr. Leonard (66,821), Mr. Quella (18,480) and Mr. Booth (50,750).

(8)	Mr. Chu is a Senior Managing Director of Blackstone. Mr. Chu disclaims beneficial ownership of any shares owned directly or indirectly by Blackstone. Mr. Chu’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(9)	Mr. McEvoy is a Managing Director of Blackstone. Mr. McEvoy disclaims beneficial ownership of any shares owned directly or indirectly by Blackstone. Mr. McEvoy’s address is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

(10)	Mr. Quella was a Senior Managing Director and Senior Operating Partner in the Corporate Private Equity group of Blackstone. Mr. Quella disclaims beneficial ownership of any shares owned directly or indirectly by Blackstone.

(11)	Includes 923,951 shares of common stock issuable upon exercise of options that are currently exercisable and/or exercisable within 60 days after August 25, 2015.

34	CATALENT 2015 PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of 10% or more of our shares of common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based on our records and other information, we believe that all reports required to be filed under Section 16(a) during fiscal 2015 were timely filed, except, due to administrative errors by our SEC filing personnel, (i) an amendment to Form 3 was filed 88 days late for our executive officer Dr. Gennadios to report his September 3, 2013 grant of options to purchase 17,500 shares of common stock that were inadvertently omitted from Dr. Gennadios’ original Form 3 filing; and (ii) a Form 4 was filed 1 day late for our executive officer Ms. Johnson to report her February 13, 2015 exercise of stock options and sale of stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of June 30, 2015 regarding our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(4)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(5)
Equity compensation plans approved by security holders(1)	1,477,382	$21.00	5,221,535
Equity compensation plans not approved by security holders (2)	4,734,508	$14.73	855,137

(1)	The amounts set forth in this row relate to grants under the Catalent, Inc. 2014 Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by a majority shareholder prior to the IPO.
(2)	The Board of Directors approved the 2007 PTS Holdings Corp. Stock Incentive Plan (the “Pre-IPO Stock Plan”) on May 7, 2007, and it was amended on September 8, 2010 and June 25, 2013, all prior to our IPO (“PTS Holdings Corp.” is a former name of Catalent, Inc.).
(3)	All awards under the Pre-IPO Stock Plan were stock options, except for 260,480 restricted stock units granted to Mr. Chiminski and 29,400 restricted stock units granted to Mr. Walsh.
(4)	The weighted-average exercise price does not take into account restricted stock unit and performance share unit awards, which by their nature do not have an exercise price.
(5)	The amount reported consists of shares of our common stock issuable under the Pre-IPO Stock Plan, including non-qualified stock options, restricted stock units, and other equity-based awards. We do not plan to issue any more awards under the Pre-IPO Stock Plan.

CATALENT 2015 PROXY STATEMENT	35

DIRECTOR COMPENSATION

We provide competitive compensation to our non-employee directors (except for directors employed by Blackstone) to attract and retain qualified directors. The principal elements of our non-employee director compensation are an annual cash retainer, eligibility for an annual equity award consisting of restricted stock units, and cash fees for Committee Chairs and Audit Committee members. Our directors who are employed by us or Blackstone receive no compensation or equity award for service as a director or Committee chair or member.

ANNUAL CASH RETAINER

Each non-employee director (except for directors employed by Blackstone) receives an annual cash retainer of $100,000 for services as a director. Directors do not receive meeting attendance fees, but each of our directors is reimbursed for the out-of-pocket expenses the director incurs in connection with the director’s service. Non-employee directors who are newly appointed or elected to the Board of Directors during the year receive an annual cash retainer that is prorated from the effective date of appointment or election to the end of the then-current fiscal year.

EQUITY-BASED COMPENSATION

Each non-employee director (except for directors employed by Blackstone) is eligible for an annual grant in the form of restricted stock units in respect of shares our common stock with a total grant date fair value equal to $140,000, with any fractional shares rounded down to the nearest whole share. The grant date fair value is equal to the closing sales price of our common stock as reported on the NYSE on the date of grant. Ownership of the restricted stock units vests on the first anniversary of the grant date, subject to accelerated vesting upon a change of control; provided that the director has not terminated service on or prior to the first anniversary. Non-employee directors who are newly appointed or elected to the Board of Directors receive a restricted stock unit grant that is prorated from the effective date of appointment or election to the end of the then-current fiscal year.

COMMITTEE CHAIR/MEMBER FEES

In addition to the compensation just described, we pay an annual cash fee to the Chair of the Audit Committee of $15,000 and $10,000 to each of the other Audit Committee members. We similarly pay an annual cash fee to the Chair of each of the Compensation and Nominating Committees of $10,000, but no additional fee to the other members of those Committees.

DIRECTOR COMPENSATION FOR FISCAL 2015

For fiscal year 2015, our directors received the amounts shown in the schedule below. All cash fees were paid on a quarterly basis, in arrears.

36	CATALENT 2015 PROXY STATEMENT

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Melvin D. Booth	120,000	(4)	139,995	0	259,995
Rolf Classon	110,000	(5)	139,995	0	249,995
Gregory T. Lucier(6)	16,986		23,793	0	40,779
James Quella	110,000	(7)	139,995	0	249,995
Jack Stahl	115,000	(8)	139,995	0	254,995

(1)	Messrs. Carroll, Chiminski, Chu and McEvoy did not receive any compensation as directors during fiscal 2015. Mr. Carroll joined our Board of Directors after the close of fiscal 2015. Mr. Chiminski received compensation during fiscal 2015 as our employee, and his compensation is reported in this Proxy Statement in the executive compensation tables. Messrs. Chu and McEvoy received no compensation because they were Blackstone employees during fiscal 2015.
(2)	All stock awards are in the form of restricted stock units. The method for determining the number of restricted stock units to award and the grant date fair value of those units is set forth in the subsection above entitled “Equity-Based Compensation.” Messrs. Booth, Classon, Quella, and Stahl each have RSUs with respect to 6,829 shares of our common stock as of June 30, 2015. Mr. Lucier has RSUs with respect to 827 shares of our common stock as of June 30, 2015. See also note 6 below.
(3)	Our directors are not eligible for any award of stock options or forms of equity other than restricted stock units. They also do not receive any non-equity incentive plan compensation or participate in our deferred compensation program or our pension or other retirement arrangements. Messrs. Booth and Quella have options with respect to 50,750 and 46,200 shares of our common stock, respectively, as of June 30, 2015, which they received prior to fiscal 2015.
(4)	Mr. Booth received an annual cash retainer, plus fees for service as an Audit Committee member and as Chair of the Nominating Committee.
(5)	Mr. Classon received an annual cash retainer, plus fees for service as an Audit Committee member.
(6)	Mr. Lucier’s cash retainer and restricted stock unit award were each prorated because Mr. Lucier joined our Board of Directors on April 30, 2015.
(7)	Mr. Quella received an annual cash retainer, plus fees for service as Chair of the Compensation Committee.
(8)	Mr. Stahl received an annual cash retainer, plus fees for service as Chair of the Audit Committee.

DIRECTOR STOCK OWNERSHIP

We adopted a stock ownership policy for directors effective upon the consummation of our IPO. Each of our non-employee directors (other than a director employed by Blackstone) is required to own stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings includes shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards and shares held under a deferral or similar plan. Each such non-employee director is required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of shares used to satisfy any applicable tax withholding obligation, if any) until the required ownership level is met. All of our directors complied with the retention provisions of this policy throughout fiscal 2015 and through the printing of this Proxy Statement.

CATALENT 2015 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This CD&A explains our executive compensation philosophy and programs, and the decisions made by the Compensation Committee of our Board of Directors during our most recently completed fiscal year, which ended on June 30, 2015, unless otherwise noted. Each reference in this section to a year is a reference to our fiscal year, which ends on June 30, unless otherwise noted.

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership so that they will act to increase shareholder value and to align the interests of our leadership with those of our shareholders on an annual and long-term basis.

In accordance with SEC rules and regulations, this CD&A also discusses the elements of our executive compensation program during the fiscal year ended June 30, 2015 for our President and Chief Executive Officer (the “CEO”), our Executive Vice President and Chief Financial Officer and our other three most highly compensated executive officers (these five officers collectively are our Named Executive Officers). In 2015, our NEOs were:

EXECUTIVE	TITLE
John Chiminski	President and CEO
Matthew Walsh	Executive Vice President and Chief Financial Officer
William Downie	Senior Vice President, Global Sales and Marketing
Sharon Johnson	Senior Vice President, Quality, Product Development and Regulatory Affairs
Stephen Leonard	Senior Vice President, Global Operations

EXECUTIVE SUMMARY

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership team. We believe that attracting and retaining superior talent is a key to delivering shareholder returns, and that a competitive compensation program supports this. Therefore, our executive compensation package ties a significant portion of executive pay to performance.

The following is a summary of important aspects of our executive compensation program discussed later in this CD&A.

•	Balanced mix of pay components and incentives. Our compensation program targets a balanced mix of cash and equity compensation, and of short- and long-term incentives. The principal elements of our program are salary, performance-based cash bonus and long-term equity awards.

38	CATALENT 2015 PROXY STATEMENT

•	Performance-based Compensation. We emphasize pay-for-performance to align executive compensation with our business strategy. Approximately 84% of the target total direct compensation of our CEO in 2015 was variable or performance-based. We believe that an appropriate alignment of executive compensation and shareholder interest was an important factor in our superior results during fiscal 2015.

•	Share Retention. Our Compensation Committee has established stock ownership guidelines directing our executive officers to hold a multiple of annual salary in the form of shares of common stock in order to align management and shareholder interests.

•	Pledging and Hedging. Our executives are prohibited from pledging our shares or hedging against the economic risk of such ownership.

•	Use of Independent Consultant. The Compensation Committee has engaged an independent, third-party consultant to assist it in designing our compensation program and making compensation decisions as we seek to align with best practices.

•	Claw-Back/Forfeiture Provisions. The terms of our annual performance bonus awards and long-term, equity-based awards allow us in certain circumstances to “claw back” cash and shares received pursuant to such awards or to require the repayment of all gains realized on the vesting or exercise of such awards.

OVERVIEW OF 2015 BUSINESS PERFORMANCE AND EXECUTIVE COMPENSATION

2015 BUSINESS PERFORMANCE

Please note: Further information concerning the non-GAAP performance measures discussed in this section, including information concerning reconciliations between these measures and the nearest U.S. GAAP-based measures, may be found in the footnotes to the table set forth on page 1 of this Proxy Statement and in Appendix A to this Proxy Statement, entitled “Non-GAAP Financial Measures,” beginning on page A-1 of this Proxy Statement.

2015 was a year of change for us, and our leadership team worked hard to achieve superior commercial performance while simultaneously developing the infrastructure required to function as an independent public company. In view of this change, it is important to note that our executive compensation program ties a significant portion of pay to our performance.

During fiscal 2015, we began life as a public company following our IPO; now nearly 80% of our outstanding shares are held by the public. During that same period, we substantially changed our Board of Directors, adding 4 new directors, with an additional director added in July 2015, so that we are now led by a majority-independent Board of Directors.

During this period of change, and over the course of our 2015 fiscal year, we delivered strong financial results, which included revenue and profitability growth across all three of our

CATALENT 2015 PROXY STATEMENT	39

reporting segments. Oral Technologies, our core long-cycle segment, grew revenue 5% at constant exchange rates, with particular strength within our Modified Release offerings. Medication Delivery Solutions, which includes our sterile offerings and our fast-growing biologics business, realized 13% revenue growth at constant exchange rates, while our short-cycle Development and Clinical Services segment grew revenue by 8% at constant exchange rates, despite continued challenges in Europe. New investors purchased more than $1 billion of our common stock in our IPO, and we used the net proceeds to pay down our highest-cost debt. Throughout the IPO process we clearly outlined our value proposition for shareholders and delivered on those priorities in 2015.

Listed below are some highlights of our 2015 performance relevant to executive compensation:

•	Generated a shareholder return of 43% for those who invested at the IPO
•	Revenue grew 7% on a constant currency basis with all reporting segments recording revenue growth of 5% or greater
•	Achieved Adjusted EBITDA of $443.1 million, a new annual record for us
•	Continued to expand our margin profile by delivering an Adjusted EBITDA margin of 24.2%, an increase of 50 basis points over the prior fiscal year
•	Lowered our leverage ratio to 3.9x, down from 6.1x at the end of fiscal 2014
•	Reduced interest expense by nearly $60 million as a result of debt pay-down
•	Completed three strategic acquisitions: Micron Technologies, Redwood Bioscience, and Pharmapak
•	Completed two secondary offerings of common stock on behalf of our initial private equity shareholders, which introduced an additional 48 million shares of our common stock to public market investors
•	Continued to reinvest a significant portion of our free cash flow in attractive, strategic, growth-driving assets, including a $52 million expansion of our Winchester, Kentucky oral solids manufacturing facility

2015 COMPENSATION HIGHLIGHTS

As discussed above, in 2015, we achieved our financial performance goals and strategy initiatives in our first year as a public company. In addition, the Compensation Committee determined that our CEO and each of our other NEOs achieved at or beyond their respective individual goals for 2015.

Executive Pay Mix for 2015

As shown in the charts below, for 2015, the majority of target compensation for our CEO and other NEOs consisted of variable pay elements – specifically, the short-term incentive bonus award and long-term, equity based compensation. The Compensation Committee believes this allocation aligns with our compensation philosophy of motivating our CEO and other NEOs to achieve our performance objectives in the short term and to grow the business to create value for our shareholders in the long term.

40	CATALENT 2015 PROXY STATEMENT

CEO 2015 Compensation Overview

Employment Agreement

On October 22, 2014, we entered into a new employment agreement with Mr. Chiminski, our CEO. This new employment agreement replaces his previous employment agreement, dated February 23, 2009, which was scheduled to end on December 11, 2014. The new employment agreement reflects certain compensation elements that align Mr. Chiminski’s compensation with other comparable officers in our executive compensation benchmarking peer group (this group is discussed further below). Mr. Chiminski’s total compensation is comprised of salary, an annual cash bonus, and long-term equity incentives. The employment agreement with Mr. Chiminski is discussed in detail in “Summary of Named Executive Officers Agreements.”

Salary

Mr. Chiminski’s annual salary for the period from July 1, 2014 to October 21, 2014 was $850,000, and, on October 22, 2014, Mr. Chiminski’s annual salary was increased to $975,000 to recognize his performance and the additional responsibilities associated with being the CEO of a public company. Additionally, with this increase, Mr. Chiminski’s salary was brought closer to the median CEO salary among the peer companies. Because the salary increase was not applied retroactively and applied only from October 22, 2014 through June 30, 2015, Mr. Chiminski’s salary paid for fiscal 2015 was $935,921.

Bonus

Mr. Chiminski received a $500,000 cash bonus in connection with our IPO and an additional cash bonus in respect of 2015 performance generally under the terms of our Management Incentive Plan (the “MIP”), which is our incentive-based bonus plan for our senior executives, including our NEOs.

CATALENT 2015 PROXY STATEMENT	41

His MIP award was based on the annual cash bonus opportunity targets set in his employment agreements. The targets were $1,000,000 during the period July 1, 2014 through October 21, 2014 and $1,500,000 during the period October 22, 2014 through June 30, 2015 (with a maximum payment opportunity of $2,000,000). Pro-rating these targets, his target bonus opportunity for fiscal 2015 was $1,345,205.

Our revenue, computed at the foreign exchange rates we use internally when budgeting and measuring performance against budget (our “Budget-Based Revenue”), and Adjusted EBITDA, computed at the same rates (our “Budget-Based EBITDA”), in fiscal 2015 met or exceeded the business performance targets that determined 80% of Mr. Chiminski’s MIP bonus, which targets are computed on the same basis. The Compensation Committee determined the other portion of his MIP based on his individual achievements. (Budget-Based Revenue and Budget-Based EBITDA, financial measures used by us in calculating incentive compensation awards, are non-GAAP measures. For an explanation of how we derive these measures and reconciliations to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.)

Mr. Chiminski’s MIP award was equal to 122% of his target opportunity. The Compensation Committee believes that his 2015 MIP compensation appropriately reflected our financial performance for the year and his individual contributions as our CEO.

Long-Term Incentive Award

During fiscal 2015, Mr. Chiminski, along with our other NEOs, received long-term incentive compensation awards as part of our long-term incentive plan (the “LTIP”) for the 2015-17 performance period. Those awards are discussed in detail below. Separately, in connection with the execution of his October 22, 2014 employment agreement, Mr. Chiminski received a long-term equity incentive grant with a total grant date fair value of $950,000, consisting of 50% performance-based restricted stock units (“PSUs”), 30% stock options, and 20% time-based restricted stock units (“RSUs”). The October 2014 long-term incentive awards further aligned Mr. Chiminski’s total compensation with our peer group and provided additional incentive to perform in ways that will enhance long-term shareholder value. Subject to his continued employment through each applicable vesting date, the awards granted with his new employment contract will vest as follows:

•	his PSUs (19,580 at target) will vest after June 30, 2017, the conclusion of the 2015-17 performance period for the PSUs,
•	his 39,160 stock options will vest in equal annual installments on each of the first four anniversaries of the October 23, 2014 grant date, and
•	his 7,832 RSUs will vest on the third anniversary of the grant date.

Vesting of these awards may accelerate in whole or part upon termination of employment as a result of death, disability, retirement, termination by us without cause, or a change in control, as provided in the applicable award agreement.

42	CATALENT 2015 PROXY STATEMENT

Target Total Direct Compensation

The chart below shows the target total direct compensation for Mr. Chiminski for the period July 1 through October 21, 2014, the period October 22, 2014 through June 30, 2015 (which includes the October 22, 2014, increase to Mr. Chiminski’s salary and target MIP opportunity described above), and his full-year 2015 target total direct compensation blend (which reflects the pro-rated combination of Mr. Chiminski’s pre-October 22, 2014 and post-October 22, 2014 target total compensation).

New Compensation Policies and Programs

During 2015, our Board of Directors unanimously approved several important corporate governance policies and new programs relating to compensation that are discussed in more detail in this CD&A:

•	Executive Stock Ownership Guidelines

•	Pledging and Hedging Guidelines

•	The Omnibus Plan

Executive Agreements

As discussed in more detail later in this CD&A, we are parties to agreements with our NEOs to attract and retain these executives. The agreements with Messrs. Chiminski and Walsh are employment agreements that define the nature of each officer’s employment, compensation

CATALENT 2015 PROXY STATEMENT	43

and benefits, including certain compensation and benefits following termination, and restrictive covenants. Mr. Downie, Ms. Johnson and Mr. Leonard have offer letters that set forth the nature of each executive’s employment, compensation, and benefits, and Mr. Downie and Ms. Johnson also have relocation agreements because Mr. Downie formerly worked and Ms. Johnson currently works from our corporate offices in New Jersey even though their primary residences are in the U.K.

OUR EXECUTIVE COMPENSATION PROGRAM

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation philosophy is designed to tie executive compensation to the successful execution of our overall business goals and adherence to our core values that best serves the interests of our shareholders. We believe that attracting, motivating, retaining, and rewarding superior executive talent is a key to delivering attractive shareholder returns, and that an appropriately structured executive compensation program is critical to that end. We believe that each element of our program supports the achievement of our compensation philosophy.

COMPENSATION PHILOSOPHY

Our executive compensation program is guided by the following philosophies:

•	Competitive compensation. Provide a competitive compensation package that enables us to attract, motivate, retain, and reward superior executive talent.

•	Linking compensation to performance. Foster a pay-for-performance philosophy by tying a significant portion of pay to financial and other goals that support the creation of sustainable long-term shareholder value.

•	Alignment with shareholder interests. Align our executives’ interests with our shareholders’ through equity compensation and share retention guidelines.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS
Cash Compensation
Base Salary	Fixed cash compensation that is based on performance, scope of responsibilities, experience and competitive pay practices.	• Attract, motivate, and retain superior talent • Provide a fixed, baseline level of compensation • Annual increase based on meeting performance goals and objectives
Cash Bonus Opportunity: Management Incentive Plan (sometimes called our “MIP”)	Annual cash payment tied to our overall financial results and a set of individually selected financial and/or strategic performance objectives.	• Variable pay for short-term achievement of financial results and individual goals • For 2015, 80% based on financial results and 20% based on individual goals

44	CATALENT 2015 PROXY STATEMENT

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS
Long-Term Incentive
Long-Term Equity Incentive Awards

Our Omnibus Plan permits the award of the following types of long-term incentive:

•      Incentive Stock Option (ISO)

•      Nonqualified Stock Option (NQSO)*

•      Stock Appreciation Right (SAR)

•      Restricted Stock (RS)

•      Restricted Stock Unit (RSUs and PSUs)*

•      Other Stock-Based Award

•      Performance Compensation Award (cash)

*  Actually awarded to at least one of our NEOs

•    Align compensation with the creation of shareholder value and achievement of business goals.

•     Increase equity ownership by executives

•    Promote executive retention and achievement of long-term performance objectives

•    Reward absolute and relative stock price increases over a multi-year period

Retirement
U.S. Savings Plan	A tax-qualified 401(k) defined contribution plan that allows U.S. participants to defer a portion of their compensation, subject to Internal Revenue Code limits, and receive a partial employer company matching contribution.	Attract, motivate, and retain superior talent.
U.K. Retirement Plan	A defined contribution retirement plan open only to U.K. participants, which also permits a partial employer match on contributions.	Attract, motivate, and retain superior talent.
Deferred Compensation

A non-qualified deferred compensation plan that provides opportunities to defer income taxation of a portion of compensation beyond what is permitted under our Savings Plan.

Also allows NEOs and certain other executives to defer up to 20% of base salary and 100% of cash bonus in addition to the amounts allowed to be contributed in the U.S. Savings Plan.

Attract, motivate, and retain superior talent.
Severance
Executive Severance Benefits	Severance benefits provided to NEOs and certain other executives upon involuntary termination of employment without cause, or upon a “good reason” termination by the executive.	• Attract, motivate, and retain superior talent. • Facilitates recruitment and retention of executives by providing income security in the event of involuntary job loss.

CATALENT 2015 PROXY STATEMENT	45

THE COMPENSATION PROCESS

THE ROLE OF THE COMPENSATION COMMITTEE, ITS CONSULTANT, AND MANAGEMENT

The Compensation Committee oversees the compensation program for our CEO and other executive officers, including our Named Executive Officers. Management typically formulates the initial proposal concerning a new aspect of executive compensation, including proposing salary levels and the form and content of various compensation programs, including incentive compensation programs and benefit programs such as healthcare and retirement programs. All management proposals as they relate to our NEOs are subject to Compensation Committee review and approval. The Compensation Committee has retained a third-party consultant, FW Cook, to help it fulfill its responsibilities, including its review of management proposals. Among other things, FW Cook benchmarks compensation proposals using available market data and trends. In compliance with the NYSE’s listing standards and SEC rules, the Compensation Committee in April 2015 (when we no longer qualified as a “controlled company” under the NYSE standards) conducted an independence assessment of FW Cook and concluded that FW Cook is independent of management.

THE COMPENSATION COMMITTEE’S PROCESS

In accordance with its charter, the Compensation Committee is responsible for, among other duties:

•	Reviewing and approving our overall compensation philosophy;
•	Overseeing the administration of related compensation and benefit programs, policies, and practices;
•	Reviewing and approving the identification of our peer companies with respect to various benchmarking activities and data sources used in evaluating our compensation competitiveness;
•	Evaluating the performance of the CEO against performance goals and objectives approved by the Board of Directors; and
•	Approving the performance goals, evaluating the performance, and approving the compensation of our executive officers.

THE USE OF MARKET DATA IN DETERMINING COMPENSATION

The Compensation Committee considers numerous factors as it formulates and reviews pay components and the overall structure of our executive compensation program and makes compensation decisions. Among these factors are survey data, scoped to focus on companies in our industry with revenue comparable to ours, and the compensation practices of select peer companies, which we refer to as the “Comparison Group.” The Compensation Committee chose a Comparison Group for 2015 considering recommendations from management and FW Cook based on, among other things, similarities in our line of business, revenue, earnings, estimated enterprise value and number of employees. The Committee believes that reference

46	CATALENT 2015 PROXY STATEMENT

to the Comparison Group is appropriate when reviewing our compensation program because it believes that this group may compete with us for executive talent. The companies in the Comparison Group for 2015 were:

• CareFusion Corporation	• The Cooper Companies, Inc.

• Haemonetics Corporation	• Impax Laboratories, Inc.

• Parexel International Corporation	• PerkinElmer, Inc.

• Charles River Laboratories Int’l, Inc.	• Perrigo Corporation

• Hospira, Inc.	• STERIS Corporation

• Mettler-Toledo International, Inc.	• West Pharmaceutical Services, Inc.

• Covance, Inc.

The Compensation Committee attempts to set the compensation of our executive officers at levels that are generally in the range of the median of the Comparison Group, with deviations as appropriate based on individual factors, including tenure, proficiency in role, and criticality to our performance. The Compensation Committee reviews the range of salary and annual and long-term cash and equity compensation (and the combined total of these elements) of persons holding the same or similar positions at the Comparison Group, based on the most recent market data available. The Compensation Committee then generally seeks to approve compensation elements for our Named Executive Officers within a competitive range, assuming payout of performance-based compensation at target. Our executives’ actual compensation may vary from the target amounts set by the Compensation Committee based on our overall performance and the individual’s own performance, as reflected through annual incentive payouts and value realized on vesting and exercise of stock-based, long-term incentive awards.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

Subject to certain limitations and terms, section 162(m) of the Internal Revenue Code and its implementing regulations provide that we may not deduct compensation of more than $1,000,000 paid in any year to our CEO or certain other employees unless certain criteria are met concerning the terms of the compensation and the processes adopted by us to approve the compensation and the forms of payment. Among other things, these rules require that deductible compensation in excess of the limit be approved by a sufficiently disinterested group of directors and that the material terms governing payment be disclosed to and approved by shareholders. We are currently subject to a transitional period during which the restrictions in these rules do not apply to us because we only became a publicly traded company upon our IPO on July 30, 2014. We may choose to rely on our transitional status rather than the composition and procedures of the Compensation Committee, and we also reserve the right to pay compensation in appropriate cases that may not qualify for deduction in whole or in part under these rules.

CATALENT 2015 PROXY STATEMENT	47

COMPENSATION DETERMINATIONS FOR 2015

For fiscal 2015, our compensation paid to our NEOs consisted of the following elements: base salary, short-term incentive pay in the form of participation in the MIP, a discretionary bonus in some cases, the opportunity to obtain long-term incentive compensation awards, and the opportunity to participate in certain benefit programs and other perquisites.

We generally review the base salary and other incentive compensation target amounts of our executive officers other than our CEO, including our non-CEO NEOs, every 18 months. Mr. Chiminski’s compensation is governed by his employment agreement.

BASE SALARY

Base salary is the principal fixed component of the target total direct compensation of our CEO and other NEOs, and is determined by considering the executive’s job responsibilities, Comparison Group data, and the individual’s performance and contributions.

Mr. Chiminski’s annual salary was increased during the year from $850,000 to $975,000 to recognize his performance during the year for his leadership provided during Catalent’s transition to a public company and for closer alignment with market rates as indicated by our Comparison Group.

The other NEOs received salary increases in fiscal 2015 in recognition of their leadership and performance as follows:

•	Mr. Walsh received a salary increase of 4.0%, reflecting an increase in responsibility as a direct report to the CEO of a public company and to recognize increases in his responsibilities.
•	Mr. Downie received a salary increase of 3.6%, reflecting his performance, leadership, and acumen in business development.
•	Ms. Johnson received a salary increase of 17.3%, reflecting the substantial increase in her responsibilities, which now include overseeing our product development activities.
•	Mr. Leonard received salary increases of 6.6%, reflecting his outstanding performance managing Catalent’s operations.

MANAGEMENT INCENTIVE PLAN

Summary

The MIP is an annual cash incentive program that rewards performance against annual individual and overall business goals. MIP participation is available to a broad group of our executives that includes our Named Executive Officers. The Compensation Committee selects the overall business goals for the MIP from among the corporate financial and strategic growth objectives set each year by our Board of Directors. The individual goals for each of our NEOs other than our CEO are set jointly by that NEO and the CEO, and the individual

48	CATALENT 2015 PROXY STATEMENT

goals for our CEO are set jointly by our CEO and the Compensation Committee. These individual goals relate generally to the following categories but are not assigned numerical weightings or measuring criteria: quality and compliance, operational excellence, customer innovation/growth, organizational vitality/leadership, and financial accountability.

A graphical summary of how we calculate payment under our MIP is set forth in the chart labeled “MIP Calculation Summary for Fiscal 2015” at the end of this section.

Performance Targets

For fiscal 2015, the Compensation Committee based 25% of the business goals for our MIP on achievement of our Budget-Based Revenue goal and 75% on achievement of our Budget-Based EBITDA goal. The Compensation Committee used these financial measures because (a) it believes that they are important indicators of increasing value and growth, (b) they are the primary measures by which we set and measure performance for the fiscal year, (c) they exclude certain items that would normally be part of a calculation of net earnings but that we believe are not representative of our core business, and (d) they are widely used measures of overall financial performance. The Compensation Committee believes that (x) using a weighted combination of these two measures provides a balanced set of business performance targets that focus on growth and profitability, (y) the performance targets provide a reasonably achievable, but challenging set of goals for our NEOs and other MIP participants, and (z) tying the NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. These goals are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

Funding For, and Payment of, MIP Awards

Achievement at the levels of our performance targets results in payment of the business-goal portion of the MIP award at 100% of the participant’s target amount. For fiscal 2015, lesser amounts were payable for achievement between 95% and 100% of targeted performance, with 95% achievement entitling the participant to 75% of the participant’s target amount. Similarly, more was payable for greater achievement, with 162.5% of the target amount payable at the maximum of 110% of performance. Achievement under 95% can result in a payment under our MIP only in the Compensation Committee’s sole discretion. Achievement by each participant, including each of our NEOs, against individual goals can result in payment of the individual portion of the MIP award between 0% and 150% of the target amount. The target amount for each participant in our MIP, including each of our NEOs, is based either on a fixed sum or a percentage of the NEO’s base salary and is approved by the Compensation Committee. For fiscal 2015, the business goals were collectively weighted at 80% of the total payout, and the individual goals were weighted at 20%. Thus, the maximum payout under our MIP is 160% of each executive target opportunity (162.5% x 80%, plus 150% x 20%), although Mr. Chiminski’s MIP award is further capped at a maximum of $2.0 million under his October 2014 employment agreement. The Compensation Committee approves the funding for our MIP based on the minimum, target and maximum payouts.

CATALENT 2015 PROXY STATEMENT	49

MIP Awards

For 2015, our Budget-Based Revenue and Budget-Based EBITDA were within 1% of or exceeded the related performance target. In addition, all of our NEOs performed at or above their individual performance goals.

The business performance measures for 2015 are as follows (in millions of U.S. dollars, using our internal budget-based currency exchange rates):

Performance Measure	2015 Threshold for Payout	2015 Target	2015 Maximum Payout Level	2015 Achievement
Budget-Based Revenue	1,859.6	1,957.5	2,153.3	1,951.4
Budget-Based EBITDA	437.6	460.6	506.7	473.5

The CEO, together with the Senior Vice President, Human Resources, evaluated the individual performance of each of our executive officers, including the NEOs other than the CEO, based on the individual’s 2015 goals and objectives. (The CEO alone evaluated the Senior Vice President, Human Resources.) After combining the individual performance metric with the business performance metrics as set forth above, management determined a recommended MIP award for each executive officer, which they presented to the Compensation Committee. In approving MIP awards for the other NEOs, the Compensation Committee considered our financial performance in 2015 and the individual assessment of performance and accomplishments relative to the 2015 goals and objectives. The CEO also presented to the Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the CEO’s MIP award, based on his 2015 goals and objectives in the areas of revenue and strategic growth initiatives (weighted 40%), integration excellence and inorganic growth (25%), CEO strategic leadership and organizational vitality (15%), cash management and margin initiatives (10%), and operational excellence/quality compliance (10%).

In August 2015, the Compensation Committee determined the amount of the fiscal 2015 MIP award for each of our NEOs. The following table shows for each NEO the 2015 base salary, the MIP payout target either as a fixed sum or a percentage of salary, the individual factor approved for each NEO, and the final MIP award for 2015. These awards are also set forth in

50	CATALENT 2015 PROXY STATEMENT

the Summary Compensation Table on page 70 under the heading, “Non-Equity Incentive Plan Compensation.”

NEO	2015 Salary	MIP Target Amount	Individual Achievement Factor	Total MIP Award
John Chiminski(1)	$935,921	$1,345,205	100%	$1,635,600
Matthew Walsh	650,000	75% of salary	117%	570,570
William Downie(2)	416,455	75% of salary	112%	360,119
Sharon Johnson	411,603	75% of salary	115%	347,305
Stephen Leonard	475,621	75% of salary	116%	414,013

(1)	Notwithstanding the terms of Mr. Chiminski’s employment agreement, the Compensation Committee awarded his MIP on the assumption that his target amount was $1,500,000, the target amount for all periods beginning on October 22, 2014, the date of his new employment agreement. Had Mr. Chiminski insisted that the Compensation Committee follow the contract, the payout would have been higher.
(2)	Mr. Downie’s compensation is converted to U.K. pounds sterling before his weekly payroll or bonus amounts are calculated.

CATALENT 2015 PROXY STATEMENT	51

MIP Calculation Summary for Fiscal 2015

Provided below is a graphical summary of how we calculate payment under our MIP.

DISCRETIONARY BONUS

For 2015, our Compensation Committee awarded discretionary bonuses to Mr. Chiminski and Mr. Walsh. Mr. Chiminski received a discretionary bonus of $500,000 for his significant leadership and performance in executing our successful IPO; and Mr. Walsh received a discretionary bonus of $200,000 in recognition of his significant efforts in executing our successful IPO.

LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program is available generally to all of our senior executives, including our NEOs, and, beginning in fiscal 2015, generally includes three types of equity-based grant: time-based stock options; RSUs, in which there is a fixed grant to the recipient subject only to a time-based vesting requirement; and PSUs, in which there is a variable grant, with the number of units ultimately earned based on the achievement of performance criteria over a multi-year performance period, subject to continuing service during the performance period. We awarded all three types of grant in fiscal 2015.

52	CATALENT 2015 PROXY STATEMENT

In fiscal 2015, the following long-term incentive grants were awarded to our CEO and our other NEOs (which awards are also set forth in the Summary Compensation Table on page [67] under the heading, “Stock Awards” and “Option Awards”):

NEO	Total Value of Long-Term Incentive Compensation	Stock Option Value	# of Stock Options Granted	Value of Other Stock-Based Awards(1)	#of Stock- Based Awards Granted(1)
John Chiminski	$1,800,046	$540,010	80,624	$1,260,036	25,921
Matthew Walsh	650,020	195,004	31,708	455,016	10,090
Stephen Leonard	445,035	136,505	22,196	318,530	6,442
William Downie	415,026	124,501	20,244	290,525	6,033
Sharon Johnson	388,611	116,579	18,956	272,032	7,064

(1)	Includes RSUs and PSUs, where the number and value of PSUs assume performance at target. For more information, see the table entitled, “Grant of Plan-Based Awards Table for 2015,” following this CD&A.

Awards under our LTIP, which operated prior to our IPO under the Pre-IPO Stock Plan and now operates under the Omnibus Plan, are generally determined and approved on a dollar-value basis, which is then translated into a fixed or target number of options, RSUs, or PSUs as follows:

•	We use the Black-Scholes method to calculate the value of an option on one share of our common stock, using the closing price per share as reported on the NYSE (the “Grant Date Share Price”), and divide the option value into the grant value, rounding up to the nearest whole number, to calculate the number of options to award.
•	We divide the grant value of RSUs by the Grant Date Share Price, rounding up to the nearest whole number, to calculate the number of RSUs to award.
•	We divide the grant value of PSUs by the Grant Date Share Price, rounding up to the nearest whole number, to calculate the number of PSUs to award at target, with the actual number of PSUs awarded at vesting determined by the specified performance compared to the target level of performance.

The size of the LTIP award for fiscal 2015 for our CEO was fixed in his employment agreement. The Compensation Committee determined in fiscal 2015 to award NEOs other than the CEO with long-term incentive grants during each of 2015 and 2016 whose target value equaled 100% of base salary, reacting in part to multi-year equity grants made to NEOs in a prior period, even though the 2015 LTIP grant value was under the median value of long-term incentive grants in the Comparison Group. The Compensation Committee indicated at the time of this decision that it expects to revert to a market-based determination of LTIP grant value for all executives beginning in fiscal 2017.

CATALENT 2015 PROXY STATEMENT	53

Grants to our NEOs in fiscal 2015 were divided into PSUs (50% of the value awarded), stock options (30%), and RSUs (20%).

The performance criteria for the PSUs awarded during fiscal 2015 under our LTIP were determined by our Compensation Committee. The performance criteria are based on our cumulative achievement of Budget-Based Revenue (weighted 25%) and Budget-Based EBITDA (weighted 75%) during the performance period (the three-year period beginning July 1, 2014 and ending June 30, 2017) as against the targets established at the beginning of the performance period. If we achieve 100% of the target level of performance, then the participant will earn the target number of PSUs. Lower performance will result in fewer PSUs, but nothing will be earned if achievement is below a minimum threshold set by the Compensation Committee. Similarly, participants will earn more PSUs if achievement exceeds the target, up to a maximum of 200% of the target number of PSUs. We believe that the performance targets provide a reasonably achievable, but challenging set of goals for our NEOs and other LTIP participants and are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

Subject to the recipient’s continued service with us through each applicable vesting date, one-fourth of the shares subject to stock options will vest on each one-year anniversary of the grant date, and the entire award of RSUs will vest on the third anniversary of the grant date. Subject to the recipient’s continued service with us through the vesting date, the PSUs granted under the LTIP during fiscal 2015 will vest when we determine whether we have met the performance criteria following the end of the three-year performance period.

OTHER BENEFITS UNDER OUR EXECUTIVE COMPENSATION PROGRAM

BENEFITS AND PERQUISITES

We provide to all our employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits available to our NEOs include:

•	a 401(k) savings plan for U.S. NEOs, and an equivalent plan under U.K. law for U.K.-domiciled NEOs, both of which provide for a partial employer match of employee contributions;
•	medical, dental, vision, life and accident insurance, disability coverage, dependent care and healthcare flexible spending accounts; and
•	employee assistance program benefits.

Under our 401(k) savings plan and the equivalent U.K. plan, we match a portion of the funds set aside by the employee. In the U.S., we match 50% of the first 6% of annual compensation contributed, up to federal tax law limits on both compensation that may be considered for contribution and the amount employees may contribute. In the U.K., the plan provides for an employer matching contribution of 5-8% of eligible base salary compensation dependent on

54	CATALENT 2015 PROXY STATEMENT

the participant contributing 3-6% of eligible base salary compensation. At no cost to the employee, we provide an amount of basic life and accident insurance coverage valued at two times the employee’s annual base salary. The employee may also select supplement life and accident insurance, for a premium to be paid by the employee.

We also provide our NEOs with limited perquisites and personal benefits that are not generally available to all employees, such as executive relocation assistance. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive talent. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnote in accordance with SEC rules.

DEFERRED COMPENSATION PLAN

Our NEOs are eligible to participate in our Non-Qualified Deferred Compensation Plan (the “Deferral Plan”). The Deferral Plan allows a select group of management and our NEOs to defer on a pre-tax basis up to 20% of their base salaries and 100% of their annual cash bonuses. We believe that providing the NEOs with deferred compensation opportunities is a market-based benefit plan necessary for us to deliver competitive benefit packages. The Deferral Plan allows its participants to receive the tax benefits associated with delaying the income tax event on the compensation deferred even though our related deduction is also deferred. The Deferral Plan currently provides a match of 50% of the first 6% of eligible base salary that the participants contribute to the Deferral Plan, up to the first $100,000 above the limits for qualifying compensation set by the IRS for qualified plans like our 401(k) plan. Cash bonus contributions are not matched. Additional details of the Deferral Plan follow the table entitled “Fiscal 2015 Non-Qualified Deferred Compensation Table,” following this CD&A.

DEFERRAL OF SETTLEMENT OF VESTED PSU AND RSU GRANTS

From time to time, we have agreed, in the course of arm’s-length bargaining with our executives over the terms and conditions of their employment, to set the terms of a RSU or PSU grant so that settlement of the grant (i.e., delivery of the shares of our common stock underlying the RSU or PSU) occurs at a time after the date of vesting. An effect of post-vesting settlement is to defer until settlement recognition of income for U.S. tax purposes on the receipt of the underlying shares. Messrs. Chiminski and Walsh have each obtained at least one RSU grant that settles on a date after vesting; see footnote 4 to the table entitled “Fiscal 2015 Outstanding Equity-Based Awards At Year-End Table,” following this CD&A.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

Our NEOs are eligible for severance benefits in connection with a termination of employment and/or a change of control in certain circumstances. The severance benefits are discussed below, and certain aspects of these benefits are further presented in the Fiscal 2015 Potential Payments upon Employment Termination or Change of Control Tables beginning on page [79].

CATALENT 2015 PROXY STATEMENT	55

Mr. Chiminski’s Severance, Termination, and Change of Control Benefits

Mr. Chiminski’s employment agreement, executed in October 2014, the Pre-IPO Stock Plan, the Omnibus Plan, and the related stock option agreements, RSU agreements, and PSU agreements each provide for certain benefits to be paid to him upon termination.

If Mr. Chiminski’s employment terminates due to his disability or death, he or his estate (as the case may be) would become entitled to (1) a pro-rata portion of any annual cash bonus he would have earned for the year of termination, based on our actual performance in respect of the full bonus year, to be paid within 2 1⁄2 months of the end of the fiscal year in which termination occurred under the employment agreement, and (2) accelerated vesting of the portion of the time-based options and RSUs granted to him under the Pre-IPO Stock Plan that would otherwise have vested within 12 months following his termination of employment. In addition, Mr. Chiminski will retain the opportunity to vest in his so-called “exit” options. In particular, such options will remain outstanding, through the ten-year term of such exit options, and eligible to vest, subject to the attainment of the event-based targets of such options, in a portion of the original grant equal to a fraction, the numerator of which is the number of days elapsing from his commencement date through the termination date and the denominator of which is the number of days elapsing from his commencement date or the vesting reference date, as applicable, through the date of the event that triggers exit option vesting.

Should Mr. Chiminski’s employment terminate due to death, his beneficiaries will receive a death benefit equal to 1.5 times his base salary under a group life insurance program we provide that covers all eligible active employees.

Furthermore, if Mr. Chiminski’s employment terminates due to death, his beneficiaries will be entitled to accelerated vesting of all unvested options, RSUs, and PSUs granted under the Omnibus Plan, and, if he terminates due to disability, all unvested options, RSUs, and PSUs granted under the Omnibus Plan will continue to vest as if Mr. Chiminski had continued employment through each applicable anniversary of the grant date.

Mr. Chiminski’s employment agreement provides that, upon any termination for good reason or due to Mr. Chiminski’s election not to extend the term, he will be entitled to receive certain accrued amounts and benefits, and a pro-rata portion of any annual cash bonus he would have earned for the year of termination based on our actual performance in respect of the full fiscal year in which Mr. Chiminski’s employment terminates.

The employment agreement further provides that, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, then, subject to his execution, delivery, and non-revocation of a release of claims in our favor, Mr. Chiminski will be entitled to receive, in addition to certain accrued amounts and benefits, and a pro-rata bonus, in the amount set forth in the immediately prior paragraph, an amount equal to two times the sum of (x) Mr. Chiminski’s annualized then-current base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $975,000) and (y) his annual target bonus, payable in equal monthly

56	CATALENT 2015 PROXY STATEMENT

installments over a two-year period; provided, however, that if such termination occurs within the two-year period following a change in control, such payment will instead be made in a single lump-sum payment within thirty days following the termination date. Notwithstanding the foregoing, our obligation to make such payments will cease in the event of a material breach by Mr. Chiminski of the restrictive covenants contained in the employment agreement (described below), if such breach remains uncured for a period of ten days following written notice of such breach.

In addition to the payments described above, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, Mr. Chiminski (and his spouse and eligible dependents, to the extent covered prior to such termination) will also be entitled to continued participation in our group health plans for up to two years.

The employment agreement provides that Mr. Chiminski would have had a good reason to terminate employment as of June 30, 2015 if any of the following events had occurred without his consent: (a) any material diminution in his duties, authorities, or responsibilities, or the assignment to him of duties that are materially inconsistent with, or that significantly impair his ability to perform, his duties as our CEO; (b) any material adverse change in his positions or reporting structures, including ceasing to be our CEO or ceasing to be a member of our Board of Directors; (c) any reduction in his base salary or target annual bonus opportunity (other than a general reduction in base salary or target annual bonus opportunity that affects all members of senior management proportionately); (d) any material failure by us to pay compensation or benefits when due under his employment agreement; (e) any relocation of our principal office or of his principal place of employment to a location more than 50 miles from its current location in Somerset, New Jersey; or (f) any failure by us to obtain the assumption in writing of our obligation to perform his employment agreement by any successor to all or substantially all of our assets. No termination of his employment based on a specified good reason event will be effective as a termination for good reason unless (x) Mr. Chiminski gives notice to us of such event within 90 days after he learns that such event has occurred (or, in the case of any event described in clauses (e) or (f), within 30 days after he learns that such event has occurred), (y) such good reason event is not fully cured within 30 days after such notice, and (z) Mr. Chiminski’s employment terminates within 60 days following the end of the cure period.

In the event of any termination of Mr. Chiminski’s employment, other than in the limited circumstances described in the next sentence with respect to a termination for death or disability, without good cause, with good reason, or because of non-renewal of the term (each, a “Good Termination”), all unvested RSUs and options granted under the Pre-IPO Stock Plan that remain outstanding will be immediately forfeited without consideration as of the termination date. In the event of a Good Termination, Mr. Chiminski retains the opportunity through the expiration of a portion of the grant of options to him in June 2013 to become vested, subject to attaining any specified performance goal, in a portion of the unvested grant equal to a fraction, not greater than one, the numerator of which is the number of days elapsing from the grant date through the termination date and the denominator of which is the

CATALENT 2015 PROXY STATEMENT	57

number of days elapsing from the grant date through the date of the event that triggers additional option vesting.

For options, RSUs, and PSUs granted under the Omnibus Plan, if Mr. Chiminski incurs a termination, other than for death, disability, or a change of control that occurs during the period commencing on the date of the consummation of a change of control and ending on the date that is eighteen months following the consummation of such change of control, we may cancel any unvested option, RSU, or PSU.

Unless otherwise specifically provided for in the stock option agreement, any options that are not vested and exercisable upon Mr. Chiminski’s termination of employment will be immediately cancelled. Any option that already vested at the time of a Good Termination will remain outstanding and exercisable generally for one year from the termination date or the date on which the option vested, as applicable, although the period is reduced to 90 days in the case of a termination of employment that is not a good termination and vested options will terminate immediately if we terminate Mr. Chiminski’s employment for cause. Any vested option that he does not exercise within the applicable post-termination exercise period will terminate.

Mr. Walsh’s Severance, Termination, and Change of Control Benefits

Mr. Walsh’s employment agreement, executed in October 2011, the Pre-IPO Stock Plan, the Omnibus Plan, and the related stock option agreement, RSU agreements, and PSU agreements each provide for certain benefits to be paid to him upon termination.

The employment agreement provides that, if Mr. Walsh’s employment is terminated by us without cause, due to death or disability, by Mr. Walsh for good reason, or due to our election not to extend the term, then Mr. Walsh will be entitled to receive, in addition to certain accrued amounts, a pro-rated annual cash bonus. In addition, if Mr. Walsh’s employment is terminated by Catalent without cause (other than by reason of death or disability), by Mr. Walsh for good reason, or due to Catalent’s election not to extend the term, Mr. Walsh will also be entitled to receive an amount equal to twice the sum of (x) Mr. Walsh’s then annualized base salary and (y) his target bonus (75% of his current base salary), payable in equal monthly installments over a two-year severance period. If his employment terminates due to death, his beneficiaries will receive a death benefit equal to 1.5 times his then-current base salary under our group life insurance program, which covers all eligible active employees.

In addition to the payments described above, if Mr. Walsh’s employment is terminated by us without cause, by Mr. Walsh for good reason, or due to our election not to extend the term, Mr. Walsh (and his spouse and eligible dependents, to the extent applicable) will also be entitled to continued participation in our group health plans for up to two years (for the final six months of this period, if coverage cannot be continued he will be paid an amount on a grossed-up basis for our cost of such coverage).

58	CATALENT 2015 PROXY STATEMENT

As of the end of fiscal 2015, the occurrence of any of the following without his consent would have given Mr. Walsh good reason to terminate employment: (1) any substantial diminution in his position or duties, adverse change in reporting lines, up and down, or the assignment to him of duties that are materially inconsistent with his position, (2) any reduction in his base salary, (3) any failure by us to pay compensation or benefits when due, (4) our failure to provide him with an annual bonus opportunity that is at the same level as established in his offer letter, dated February 29, 2008, or (5) he is required to move his principal business location more than 50 miles. No termination of Mr. Walsh’s employment based on a specified good reason event will be effective as a termination for good reason unless (x) he gives notice to Catalent of such event within thirty (30) days after he learns that such event has occurred, (y) such good reason event is not fully cured within 30 days after such notice, and (z) his employment terminates within 60 days following the end of the cure period.

In the event of any termination of Mr. Walsh’s employment, all unvested RSUs and options that remain outstanding will be immediately forfeited without consideration as of the termination date; however, that in the event of a termination of Mr. Walsh’s employment (1) by us without cause, (2) by Mr. Walsh for good reason, (3) due to death or disability or (4) due to our election not to extend the employment term, Mr. Walsh will be deemed vested as of the termination date in any portion of the time-based option that would have otherwise vested if he had remained employed by us through the first anniversary of the termination date.

In the event of a change in control of Catalent or BHP PTS Holdings L.L.C., all unvested RSUs granted under the Pre-IPO Stock Plan will become fully vested as of the change in control. Under the Omnibus Plan, if the employment of Mr. Walsh terminates due to death, any unvested option, RSU or PSU becomes fully vested and exercisable; however, if his employment is terminated due to disability, any unvested award under the Omnibus Plan will continue to vest as if Mr. Walsh had continued employment through each applicable anniversary of the date of grant.

In the event of a change of control in which the exit options vest, any outstanding unvested performance-based options will also vest. Furthermore, under the Omnibus Plan, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue or substitute for any granted option, if Mr. Walsh incurs a termination without cause during the period commencing on the date of the consummation of a change in control and ending on the date that is eighteen months following the consummation of such change in control, all unvested options, RSUs, and PSUs will become fully vested and exercisable.

Severance, Termination, and Change of Control Benefits for Messrs. Downie and Leonard and Ms. Johnson

Mr. Downie’s, Mr. Leonard’s, and Ms. Johnson’s severance agreements, the Pre-IPO Stock Plan, the Omnibus Plan, and the related stock option agreements, RSU agreements, and PSU agreements provide for certain benefits to be paid to each of them if their employment terminates for one of the reasons described below. If the employment of Mr. Downie,

CATALENT 2015 PROXY STATEMENT	59

Mr. Leonard or Ms. Johnson terminates due to death or disability, each will become entitled to accelerated vesting of the portion of their time-based options granted under the Pre-IPO Stock Plan that would otherwise have vested within 12 months following a termination of employment (like Messrs. Chiminski and Walsh, they will not be entitled to any similar accelerated vesting for performance options and exit options). Under the Omnibus Plan, if the employment of Mr. Downie, Mr. Leonard or Ms. Johnson terminates due to death, any unvested option, RSU, or PSU becomes fully vested and exercisable; however, if their employment terminates due to disability, any unvested award under the Omnibus Plan will continue to vest as if the NEO had continued employment through each applicable anniversary of the date of grant.

Should Mr. Leonard’s employment terminate due to death, his beneficiaries will receive a death benefit equal to 1.5 times his current base salary ($727,500) under our group life insurance program, which covers all eligible active employees; Mr. Downie’s or Ms. Johnson’s designees, should employment be terminated due to death, will receive a death benefit equal to 4 times their current base salary (totaling $1,754,991 and $ 1,795,500, respectively, after converting to U.S. dollars) under our U.K. life assurance plan.

If the employment of Mr. Downie, Mr. Leonard or Ms. Johnson is terminated by us without cause or by the executive for good reason, in each case at the end of fiscal 2015, each will become entitled to a severance payment equal to the sum of annual base salary and target annual bonus, payable in equal installments over the one-year period following the date of termination. Mr. Leonard is also entitled to continued participation in our group health plans (to the extent the executive was receiving such coverage as of the termination date), at the same premium rates as may be charged from time to time for employees of Catalent generally, which coverage would be provided until the earlier of (1) the expiration of one year following the date of termination and (2) the date the executive becomes eligible for coverage under at least one group health plan of any other employer. Each Named Officer is required to enter into a binding general release of claims as a condition of receiving most severance payments and benefits.

Under the stock option agreements entered into in connection with the Pre-IPO Stock Plan, if the employment of Messrs. Downie, Leonard and Ms. Johnson is terminated by us without cause or by the Named Officer for good reason, each becomes entitled to receive accelerated vesting of the portion of his time options that would otherwise have vested within 12 months following termination of employment (there is no similar accelerated vesting for performance options and exit options). At the end of fiscal 2015, the occurrence of any of the following without consent would have given each of Messrs. Downie and Leonard and Ms. Johnson good reason to terminate employment: (a) there is a substantial diminution in his/her position or duties or an adverse change in his/her reporting lines, (b) he/she is assigned duties that are materially inconsistent with his/her position, (c) his/her base salary is reduced or other earned compensation is not paid when due, (d) our headquarters is relocated by more than 50 miles, or (e) he/she is not provided with the same annual bonus opportunity specified in his/her offer letter, and, in each case, the breach is not cured within 30 days following our receipt of written notice from him/her describing the event constituting good reason. Under the stock option,

60	CATALENT 2015 PROXY STATEMENT

RSU, and PSU agreements entered into in connection with the Omnibus Plan, if the employment of Messrs. Downie and Leonard and Ms. Johnson is terminated by us without cause or by the named Officer for good reason, we may cancel unvested awards.

In the event of a change of control in which the exit options vest, any outstanding unvested performance-based option will also vest.

In the event of a change in control of Catalent or BHP PTS Holdings L.L.C., each of Messrs. Downie, Leonard and Ms. Johnson becomes entitled to full vesting of their time-based options granted under the Pre-IPO Stock Plan. As with Mr. Chiminski, their exit options and performance options will not automatically become fully vested in connection with a change in control; however, the exit options and performance options may become vested in connection with the transaction if the applicable performance targets are attained. Furthermore, under the Omnibus Plan, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue or substitute for a granted Option, if the Named Officer incurs a termination without cause during the period commencing on the date of the consummation of a change in control and ending on the date that is eighteen months following the consummation of such change in control, the unvested options, RSUs, and PSUs will become fully vested and exercisable.

OTHER COMPENSATION PRACTICES AND POLICIES

EXECUTIVE AGREEMENTS

The following is a description of Mr. Chiminski’s employment agreement, as well as of the provisions of agreements and offer letters with our other NEOs, as in effect during fiscal 2015. In addition, our NEOs have entered into agreements with respect to the long-term incentive grants they have received, the terms of which are described elsewhere in this Proxy Statement. Severance agreements and arrangements affecting our NEOs are further described in the table entitled “Potential Payments Upon Termination or Change in Control,” set forth below, including its footnotes.

Employment Agreement of John Chiminski

On October 22, 2014, we entered into a new employment agreement with Mr. Chiminski, our CEO. This new employment agreement replaces his previous employment agreement, dated January 25, 2009, which was scheduled to end on December 11, 2014. The employment agreement provides for a three-year employment term which commenced on October 22, 2014, which initial term will automatically extend for successive one-year periods thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

The financial terms of the employment agreement include (1) an annual base salary of $975,000, subject to discretionary increases from time to time and (2) continued participation in our MIP, with an increased target annual cash bonus amount equal to $1,500,000 and a maximum of $2,000,000, which bonus will be calculated using the same methodology as

CATALENT 2015 PROXY STATEMENT	61

applies to our other NEOs; however, with respect to the 2015 fiscal year, the agreement provides for determination of the MIP bonus as follows: (a) the portion of the bonus, if any, that relates to Mr. Chiminski’s employment from July 1, 2014 through October 21, 2014 was to be calculated (x) based on a target amount equal to $1,000,000 and (y) using the same methodology used to calculate his annual bonus in respect of the 2014 fiscal year and (b) the portion of the bonus, if any, that relates to his employment from October 22, 2014 through the last day of the 2015 fiscal year was to be calculated based on a target amount equal to $1,500,000.

Under his agreement, Mr. Chiminski is entitled to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. The employment agreement also provides for reimbursement to Mr. Chiminski, on an annual basis during each calendar year of the employment term, for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000).

Mr. Chiminski’s employment agreement provides for certain benefits to be paid to him upon termination, as described in the section above entitled “Other Benefits Under Our Executivve Compensation Program—Severance and Payments on a Change of Control—Mr. Chiminski’s Severance Benefits.”

Pursuant to the terms of the employment agreement, Mr. Chiminski is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason and (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions.

The employment agreement also contains a covenant not to disclose confidential information, an assignment of property rights provision and customary indemnification provisions.

Certain provisions of Mr. Chiminski’s earlier employment agreements required payment of tax gross-ups of amounts due under the contracts. All such tax gross-up provisions were removed by mutual agreement in his current employment agreement.

Employment Agreement of Matthew Walsh

On October 11, 2011, we entered into an employment agreement with Mr. Walsh, with an effective date of September 26, 2011. The employment agreement replaced the offer letter and severance agreement that Mr. Walsh entered into in 2008 in connection with the commencement of his employment with us.

The agreement provides for an initial term of three years commencing September 26, 2011, which will automatically extend for successive one-year terms thereafter unless one of the parties provides the other with notice of non-renewal.

62	CATALENT 2015 PROXY STATEMENT

The financial terms of the employment agreement include (1) an increased annual base salary of $600,000, effective as of September 26, 2011, subject to discretionary increases from time to time and (2) and continued participation in our management incentive plan, with a target annual cash bonus amount equal to 75% of Mr. Walsh’s annual base salary. During fiscal 2015, Mr. Walsh’s base salary was $650,000 per year.

The employment agreement also provides that, if Mr. Walsh’s employment is terminated by us without cause, due to death or disability, by Mr. Walsh for good reason or due to our election not to extend the employment term, then Mr. Walsh will be entitled to receive, in addition to certain accrued amounts, a pro-rated annual cash bonus. In addition, if Mr. Walsh’s employment is terminated by us without cause (other than by reason of death or disability), by Mr. Walsh for good reason, or due to our election not to extend the employment term, Mr. Walsh will also be entitled to receive, an amount equal to two (2) times the sum of (x) Mr. Walsh’s annualized base salary then in effect and (y) his target bonus (75%), payable in equal monthly installments over a two-year severance period.

In addition to the payments described above, if Mr. Walsh’s employment is terminated by us without cause, by Mr. Walsh for good reason or due to our election not to extend the employment term, Mr. Walsh (and his spouse and eligible dependents, to the extent applicable) will also be entitled to continued participation in our group health plans for up to two years (for the final six months of this period, if coverage cannot be continued he will be paid an amount on a grossed-up basis for the company’s cost of such coverage).

Pursuant to the terms of the employment agreement, Mr. Walsh is subject to a covenant not to (x) compete with us while employed and for two years following his termination of employment for any reason and (y) solicit our employees, consultants and certain actual and prospective clients while employed and for two years following his termination of employment for any reason, in each case, subject to certain specified exclusions. The employment agreement also contains a covenant not to disclose confidential information.

Relocation Agreement for William Downie

In connection with Mr. Downie’s repatriation in October 2014, from our corporate offices in the United States to our facility in Swindon, U.K., he entered into a letter agreement dated March 23, 2015 that provides an annual base salary of GBP 278,570 continued participation in the MIP with a target of 75% of base salary. Under this letter agreement, Mr. Downie is entitled to participate in employee benefit and perquisite plans and programs in which our other senior executives generally participate. In addition, Mr. Downie is also entitled to participate in our U.K. health benefit plan, continued participation in our U.K. pension plan and the U.K. national insurance contribution program (the U.K. statutory retirement plan), and continuation of his U.K. car allowance, and tax assistance for completing taxes for income earned through the end of his assignment in the U.S.

CATALENT 2015 PROXY STATEMENT	63

Letter Agreement for Sharon Johnson

In connection with Ms. Johnson’s relocation in June 2013, from our facility in Swindon, U.K., to our corporate offices in the United States, pursuant to a letter agreement dated June 18, 2013, we confirmed the continuation of her home country compensation and benefits and made available to her certain international relocation benefits. These benefits include shipment of household goods, eligibility to participate in our U.S. health and welfare benefits plans, continued participation in our U.K. pension plan and the U.K. national insurance contribution program, payments for housing costs (grossed up for U.S. taxes), and continuation of her U.K. car allowance.

Offer Letter for Stephen Leonard

On May 4, 2009, we provided a letter to Mr. Leonard, with an effective date of May 7, 2009, setting forth certain terms of his employment. The letter set his initial base salary at $350,000 (his base salary for fiscal 2015 was $475,621) and grants participation in our MIP, with a target of 75% of base salary.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

During fiscal 2015, we adopted executive stock ownership guidelines for our CEO and certain of our executives, including the other NEOs. Our guidelines set a multiple of each executive’s base salary as the amount of qualifying equity to be acquired by each executive. In assessing compliance with the guidelines, we count shares held outright, 50% of the value of unvested restricted stock and RSUs, and 100% of shares held in benefit plans, if any. Our guidelines by executive level are as follows:

•	Mr. Chiminski: 5 times base salary
•	Other NEOs: 2.5 times base salary

If, on the date of any exercise of an option to purchase our common stock or the delivery of our common stock underlying any vested RSU or PSU, an executive has not reached the minimum ownership level under the guidelines, then the executive should retain and not sell that portion of the delivered shares whose market value is equal to at least 50% of the after-tax market value of all shares delivered on that date. For purposes of complying with this provision of the guidelines, the market value is equal to the average closing price per share of our common stock as reported on the NYSE for all trading days in the last month of the prior fiscal year.

All of our NEOs have complied with the retention provisions of these guidelines since adoption (following a suitable transition period).

HEDGING AND PLEDGING

As promulgated in connection with our IPO, our Securities Trading Policy prohibits directors and executive officers from hedging or monetization transactions involving our stock,

64	CATALENT 2015 PROXY STATEMENT

including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. Our Securities Trading Policy limits the pledging of our securities to those situations approved by our General Counsel.

2014 OMNIBUS INCENTIVE PLAN

The Board of Directors approved the Omnibus Plan in connection with the IPO. Prior to the IPO, grants of equity were generally awarded pursuant the Pre-IPO Stock Plan. The Omnibus Plan is a comprehensive long-term incentive compensation plan that permits us to grant both equity-based and non-equity based long-term compensation awards to employees, directors, officers, and consultants.

The purpose of the Omnibus Plan is to provide a means through which we may attract, maintain, retain and reward key personnel and to provide a means whereby our directors, officers, employees, consultants, and advisors (and prospective directors, officers, employees, consultants, and advisors) can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. In addition, the vesting requirements of awards under the Omnibus Plan can provide incentives to our directors, officers, and employees to remain affiliated with us.

The Omnibus Plan provides for the grant of stock options (both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), restricted stock, restricted stock units, including both time-based restricted stock units (RSUs) and performance-based restricted stock units (PSUs), other stock-based awards, and performance compensation awards. Since adopting the Omnibus Plan, we have awarded all grants of incentive compensation under the Omnibus Plan, and those grants have consisted of some combination of non-qualified stock options, RSUs, PSUs, and performance compensation awards under the MIP. We intend to continue to make all awards of long-term incentive, equity-based compensation pursuant to the Omnibus Plan, although we reserve the right to use other means in appropriate circumstances.

Awards under the Omnibus Plan are subject to various limits, including: (a) no more than 6,700,000 shares of our common stock (the “Absolute Share Limit”) may be awarded under the Omnibus Plan; (b) grants of stock options in respect of no more than 1,500,000 shares may be made to any individual participant during any single fiscal year; (c) we may not issue incentive stock options in respect of more than the number of shares equal to the Absolute Share Limit; (iv) no more than 600,000 shares may be issued in respect of PSUs to any individual participant for a single fiscal year during a performance period (or with respect to each single fiscal year in the event a performance period extends beyond a single fiscal year), or, in the event such PSU is paid in cash, other securities, or other property, no more than the fair market value of such shares on the last day of the performance period to which such Award relates; (v) the maximum number of shares subject to grants during a single fiscal year

CATALENT 2015 PROXY STATEMENT	65

to any non-employee director, taken together with any cash fee paid to such director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such award based on the grant date fair value of such award for financial reporting purposes); and (vi) the maximum amount that can be paid to any individual participant for a single fiscal year during a performance period (or with respect to each single fiscal year in the event a performance period extends beyond a single fiscal year) pursuant to a performance award denominated in cash shall be $5,000,000.

Prior to the IPO, one shareholder who held a majority of our shares approved the Omnibus Plan. We also disclosed the material terms of this Plan to our public shareholders in the disclosure documents filed with the SEC and made publicly available to prospective shareholders in connection with our IPO. As a result, we are not obliged to seek public shareholder approval of the Omnibus Plan at this time in order to confirm our right to deduct the cost of awards under the Omnibus Plan as business expenses when calculating our U.S. income tax liability.

CHANGES TO OUR MIP AND LTIP FOR FISCAL 2016

For fiscal 2016, the Compensation Committee has approved the following changes to the MIP:

•	The attainment threshold was lowered from 95% to 90%. The payout level at 90% attainment is 50% of target, and the payout level at 95% remains 75% of target. Correspondingly, the maximum attainment was increased from 110% to 115%, with the payout level at 115% being set at 187.5% even as the payout level at 110% remains 162.5%.
•	The business performance factor will be weighted at 70% in fiscal 2016, and the individual performance factor will be weighted at 30% (versus 80% and 20%, respectively, for fiscal 2015).

For fiscal 2016, the Compensation Committee has changed the performance metrics for the PSUs awarded under our LTIP from Budget-Based Revenue and Budget-Based EBITDA, weighted 25% and 75%, respectively, to adjusted diluted earnings per share (“Adjusted EPS”) and relative total shareholder return (“Relative Return”), each of which will be allocated 50% of the target amount of PSUs to be awarded.

•	Our Adjusted EPS will be calculated using the same adjustments used to calculate our Budget-Based EBITDA.
•	Achievement of the Adjusted EPS target will result in the distribution of Adjusted EPS PSUs at 100% of the Adjusted EPS target amount. Lesser amounts will be distributed for achievement below target, with a 75% achievement threshold. At 75% achievement, 50% of the target number of PSUs will be earned. Similarly, the maximum achievement is 125%, with a payout of 200% of target.
•	Total shareholder return will be calculated by determining the change in the price per share of common stock over the performance period, and then adding the total amount of dividends paid during the performance period (we do not currently pay dividends).

66	CATALENT 2015 PROXY STATEMENT

•	Relative Return will be determined by calculating the percentile rank of our total shareholder return as compared against the total shareholder return of all companies comprising the “healthcare subset” of the S&P 1500 Index (currently, there are 154 companies in the subset).
•	Achievement of the median Relative Return will earn the participant 100% of the Relative Return target shares. Lesser amounts will be distributed for achievement below target, with a 25th percentile achievement threshold. At this percentile, 50% of the target number of Relative Return PSUs will be earned. Similarly, the maximum achievement is the 75th percentile, which would result in the participant receiving 150% of the Relative Return target shares.

These changes increase the alignment of our executive compensation program with the interests of our shareholders and what the Compensation Committee believes are best practices in this area.

CATALENT 2015 PROXY STATEMENT	67

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement as filed on Schedule 14A with the SEC.

Submitted by the Compensation Committee:

James Quella, Chair

Melvin D. Booth

Gregory T. Lucier

Date: August 27, 2015

68	CATALENT 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

The following tables summarize our NEO compensation:

1.          Fiscal 2015 Summary Compensation Table.  This table summarizes the compensation earned by or paid to our NEOs for the fiscal years ended June 30, 2015, 2014 and 2013, to the extent applicable, including salary earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

2.          Grants of Plan-Based Awards Table for 2015.  This table summarizes all grants of plan-based awards made to our NEOs for the fiscal year ended June 30, 2015.

3.          Fiscal 2015 Outstanding Equity-Based Awards at Year-End Table.  This table summarizes the unvested stock awards and all stock options held by our NEOs as of June 30, 2015.

4.          Fiscal 2015 Option Exercises and Stock Vested Table.  This table summarizes our NEOs’ option exercises and stock award vesting during the fiscal year ended June 30, 2015.

5.          Fiscal 2015 Non-Qualified Deferred Compensation Table.  This table summarizes the activity during 2015 and account balances under our Deferred Compensation Plan as of June 30, 2015, as well as amounts attributable to RSUs that vested during 2015 but where delivery of the underlying shares of common stock was delayed and did not occur at vesting. Following the table is a description of our deferred compensation program.

6.          Fiscal 2015 Potential Payments Upon Employment Termination or Change of Control Tables.  These tables summarize payments, rights, and benefits that would be provided to our NEOs in the event of certain employment terminations or a change of control, assuming such event occurred on June 30, 2015.

CATALENT 2015 PROXY STATEMENT	69

Fiscal 2015 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non- Equity Incentive Plan Compen- sation ($)(2)(6)	All Other Compen- sation ($)(7)(8)	Total ($)
John Chiminski President & Chief Executive Officer and Director	2015	935,921	500,000	1,260,036	540,010	1,635,600	39,828	4,911,395
	2014	850,000	-	-	-	1,580,000	36,420	2,466,420
	2013	850,000	-	-	2,904,100	1,550,000	33,048	5,337,148
Matthew Walsh Executive Vice President & Chief Financial Officer	2015	650,000	200,000	455,016	195,004	570,570	8,925	2,079,515
	2014	625,000	-	602,700		426,563	10,229	1,664,492
	2013	612,397	114,698	-	396,825	413,344	10,697	1,547,961
William Downie Senior Vice President, Sales & Marketing	2015	416,455	-	290,525	124,501	360,119	181,518	1,373,118
	2014	411,603	-	-	-	271,658	248,216	931,477
	2013	395,000	9,480	-	257,303	254,775	208,581	1,125,139
Sharon Johnson(1) Senior Vice President, Quality Product Development & Regulatory Affairs	2015	401,060	-	272,032	116,579	347,305	345,844	1,482,820
	2014
	2013
Stephen Leonard Senior Vice President, Global Operations	2015	475,621		318,530	136,505	414,013	10,950	1,355,619
	2014	443,055	50,000	-	-	302,415	10,950	806,420
	2013	415,000	84,960	-	270,207	280,125	10,759	1,061,051

(1)	Sharon Johnson was our Senior Vice President, Global Quality & Regulatory Affairs during fiscal 2013, 2014, and for the period from July 2014 until March 2015, at which time she became our Senior Vice President, Quality, Product Development, & Regulatory Affairs. Because Ms. Johnson did not qualify as a Named Executive Officer in previous years, the SEC does not require disclosure of her compensation for fiscal 2013 and fiscal 2014.

(2)	Amounts reported include any compensation an NEO elected to defer under our non-qualified deferred compensation plan. We generally review executive compensation on an 18-month cycle. Actual changes in compensation may occur earlier based on changes to an employment agreement, performance and market competitiveness. Mr. Chiminski entered into a new employment agreement on October 22, 2014, pursuant to which his base salary increased from $850,000 to $975,000. In addition, Messrs. Downie and Leonard and Ms. Johnson each received an increase in base salary during fiscal 2015. Mr. Downie’s base salary increased from $415,000 to $430,000, effective March 2015, which was then converted to GBP 278,570 as Mr. Downie had re-patriated to the United Kingdom. Mr. Leonard’s base salary increased from $455,000 to $485,000, effective October 22, 2014. Ms. Johnson’s base salary increased from GBP 242,880 to GBP 285,000 as a result of her new role as described in note (1). The amounts in “Base Salary” that were paid to Mr. Downie and Ms. Johnson in pounds sterling were converted to U.S. dollars at an exchange rate of 1.575 for fiscal 2015, 1.6984 for fiscal 2014, and 1.57 for fiscal 2013, which represents the average monthly rates during our fiscal years ending on June 30, 2015, 2014, and 2013, respectively.

70	CATALENT 2015 PROXY STATEMENT

(3)	Amounts reported for Messrs. Chiminski and Walsh for fiscal 2015 represents a special IPO bonus approved on July 30, 2014 by the Compensation Committee.

(4)	Represents the aggregate grant date fair value of stock awards for fiscal years 2013, 2014 and 2015 and computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718, using the assumptions discussed in Note 13, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2015, which is included in our 2015 Annual Report. The amount reported in this column for fiscal year 2015 assumes, in accordance with FASB ASC Topic 718, that the NEOs will receive the target number of PSUs awarded to them in fiscal 2015. If, instead, the performance during the 2015-17 performance period is such that the NEOs receive the maximum number of PSUs capable of being awarded (200% of target, under the terms of the LTIP), the value of the grant, calculated in accordance with FASB ASC Topic 718, would be as follows: Mr. Chiminski – $1,800,175; Mr. Walsh – $650,010; Mr. Downie – $415,042; Ms. Johnson – $388,592; and Mr. Leonard – $455,020. The actual value of the PSUs that will ultimately convert to shares of our common stock on the vesting date will depend on our share price on that date. The RSUs we granted to Mr. Walsh in fiscal year 2014 were valued based on our IPO price of $20.50 per share, in accordance with FASB ASC Topic 718.

(5)	Reflects options we granted to the NEOs to acquire shares of our common stock. Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 13, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2015, which is included in our 2015 Annual Report.

(6)	Amounts reported reflect the fiscal 2015 MIP award earned by each of our NEOs. Amounts reported were paid in pounds sterling for Ms. Johnson and converted to U.S. dollars at the exchange rates set forth in note (2). The Black-Scholes value of the stock options granted on July 31, 2014 was $6.15 for each share of our common stock awarded, and the value of the options granted on October 23, 2014 was $7.278 for each share.

(7)	We have not included a column reporting any amount as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because none of our Named Executive Officers received or earned any such compensation during 2013-15.

(8)	The amounts set forth as “All Other Compensation” are further detailed below:

Name	Employer 401(k) Matching Contributions ($)(1)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(2)	Employer Qualified UK DC Plan Contributions ($)(3)	Relocation/ Ex-Pat Allowances & Benefits ($)(4)	Financial Services Reimbursement ($)(5)	Life Insurance Policy Reimbursement ($)(6)	Total ($)
John Chiminski	3,975	_	_	_	23,046	12,807	39,828
Matthew Walsh	7,500	1,425	_	_	_	_	8,925
William Downie	_	_	33,559	147,959	_	_	181,518
Sharon Johnson	_	_	28,176	317,668	_	_	345,844
Stephen Leonard	7,950	3,000	_	_	_	_	10,950

CATALENT 2015 PROXY STATEMENT	71

(1)	Our 401(k) qualified defined contribution plan provides that we will match 50% of each participant’s contribution on the first 6% of this participant’s contributions, up to regulatory limits.

(2)	We provide a non-qualified deferred compensation plan, the Catalent Pharma Solutions, LLC Deferred Compensation Plan, in which our NEOs and certain other executives may participate, which, among other features, provides that we will match 50% of each participant’s contribution on the first 6% of eligible pay that this participant contributes to the plan, up to the first $100,000 above the qualified defined contribution plan limits.

(3)	In October 2010, Mr. Downie transferred from the U.K. to our corporate offices in the U.S. for his assignment as Senior Vice President, Global Sales & Marketing. As part of the terms of his agreement relating to this relocation, Mr. Downie was allowed to maintain his continued participation in the Catalent Pharma Solutions UK Pension Plan, a qualified defined contribution plan, with an employer contribution of 8%. Mr. Downie repatriated to the U.K. in March 2015.

In August 2013, Ms. Johnson transferred from the U.K. to our corporate offices in the U.S. for her assignment as Senior Vice President, Global Quality & Regulatory Affairs. As part of the terms of her agreement relating to this relocation, Ms. Johnson was allowed to maintain her continued participation in the Catalent Pharma Solutions UK Pension Plan with an employer contribution of 7%.

The amounts reported with respect to Mr. Downie and Ms. Johnson in this column were paid in pounds sterling and converted to U.S. dollars at an exchange rate of 1.575, which represents the average monthly rates during our fiscal year ending on June 30, 2015.

(4)	Pursuant to Mr. Downie’s November 2010 letter agreement relating to his relocation, we provided Mr. Downie with certain benefits that are generally included in our international relocation program for a period of 24 months and that were extended for an additional 36 months in fiscal 2013. The amount reported in this column for Mr. Downie reflects the following: $62,808, for payment of housing expenses; $20,295 for his U.K. car and fuel allowance; $500 for tax preparation; and an aggregate tax gross-up of $64,356 with respect to his housing benefits and stock option exercise compensation.

Pursuant to Ms. Johnson’s June 2013 letter agreement relating to her relocation, we provided Ms. Johnson with certain benefits that are generally included in our international relocation program for a period of 36 months. The amount reported in this column for Ms. Johnson reflects the following: $53,257, for payment of housing expenses; $21,578 for her U.K. car and fuel allowance; $9,807 for payment of a cost of living adjustment; $2,062 for reimbursement of expenses related to home leave; $500 for tax preparation; and an aggregate tax gross-up of $230,464 with respect to her housing benefits and stock option exercise compensation.

Certain amounts reported in this column were paid in pounds sterling and converted to U.S. dollars using exchange rates applicable at the time for U.S. payroll reporting purposes.

(5)	Pursuant to the terms of Mr. Chiminski’s employment agreement in effect prior to October 22, 2014, with respect to each calendar year during the employment term, he is entitled to be reimbursed (on a tax-grossed-up basis) for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 within the calendar year. For fiscal 2015, Mr. Chiminski received financial services/planning reimbursements in the amount of $23,046, including aggregate tax gross-ups. He is entitled to the same benefit in his current contract, without the gross-ups.

(6)	Pursuant to the terms of Mr. Chiminski’s employment agreement in effect prior to October 22, 2014, with respect to each calendar year during the employment term, he is entitled to be reimbursed (on a tax-grossed-up basis) for the reasonable cost of premiums for an executive life insurance policy, subject to an aggregate cap of $15,000 within the calendar year. For fiscal 2015, Mr. Chiminski received a premium reimbursement in the amount of $12,807, including a tax gross-up. He is entitled to the same benefit in his current contract, without the gross-ups.

72	CATALENT 2015 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2015

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John Chiminski	7/30/2014	640,171	1,345,205	2,000,000				8,293	41,464	20.50	425,010

	9/3/2014				4,901	19,604	39,208				425,015

	10/23/2014				4,895	19,580	39,160	7,832	39,160	24.26	950,021
Matthew Walsh	7/30/2014	219,375	487,500	731,250				6,342	31,708	20.50	325,015

	9/3/2014				3,748	14,991	29,982				325,005
William Downie	7/30/2014	144,638	321,419	482,128				4,049	20,244	20.50	207,505

	9/3/2014				2,393	9,572	19,144				207,521
Sharon Johnson	7/30/2014	135,854	301,898	452,846				3,792	18,956	20.50	194,315

	9/3/2014				2,241	8,962	17,924				194,296
Stephen Leonard	7/30/2014	160,553	356,784	535,176				4,440	22,196	20.50	227,525

	9/3/2014				2,624	10,494	20,988				227,510

(1)	Represents potential payments for fiscal 2015 under our MIP. We pay MIP awards in cash. Pursuant to the terms of Mr. Chiminski’s October 22, 2014 employment agreement, we and Mr. Chiminski agreed that his MIP award for fiscal 2015 was to be pro-rated from July 1, 2014 to October 21, 2014 at a target of $1,000,000 and from October 22, 2014 to June 30, 2015 at a target of $1,500,000 with a maximum of $2,000,000. The parties subsequently agreed to calculate the MIP as if the latter target applied during all of fiscal 2015, even though this agreement resulted in a lower payout. Each other NEO has a MIP target payout equal to 75% of the NEO’s base salary and a payout range of 0-160% of target. See the section in our CD&A entitled “Compensation Determinations for 2015—Management Incentive Plan” for a further description of our MIP.

(2)	Represents PSUs granted during fiscal 2015 with respect to the 2015-17 performance period. The number of PSUs earned can range from 0-200% of the target number of PSUs granted, depending on our achievement against the performance metrics that the Compensation Committee established at the beginning of the performance period. The metrics for the 2015-17 performance period are based on cumulative Budget-Based Revenue (25% weighting) and cumulative Budget-Based EBITDA (75% weighting) targets. All of the NEOs received PSUs on September 3, 2014, and Mr. Chiminski received an additional grant of PSUs (on the same terms) on October 23, 2014 under the terms of his October 22, 2014 employment agreement. See the section in our CD&A entitled “Compensation Determinations for 2015—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(3)	Represents RSUs granted during fiscal 2015. The vesting and settlement terms of the RSUs are described in more detail in the section in our CD&A entitled “Compensation Determinations for 2015—Long-Term Incentive Awards.”

CATALENT 2015 PROXY STATEMENT	73

(4)	Represents non-qualified stock options granted during fiscal 2015. Stock options have an exercise price based on the closing price per share of our common stock on the date of grant, as reported on the NYSE. All of the NEOs were granted stock options on July 30, 2014 in connection with the IPO, and Mr. Chiminski was granted additional stock options on October, 23, 2014 under the terms of his October 22, 2014 employment agreement. See the section in our CD&A entitled “Compensation Determinations for 2015—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(5)	The values of equity-based grants presented in this table were calculated in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 13, “Equity-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2015 (which is part of our 2015 Annual Report). The stock prices used in each calculation is the closing price per share of our common stock on each respective grant date, as reported on the NYSE. Option values are calculated using the Black-Scholes model. The values of PSU grants assume that the awards will vest at their target values.

74	CATALENT 2015 PROXY STATEMENT

FISCAL 2015 OUTSTANDING EQUITY-BASED AWARDS AT YEAR-END TABLE

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
John Chiminski	10/23/2014	-	39,160	-	24.26	10/23/2024	-	-	-	-
	10/23/2014	-	-	-	-	-	-	-	19,580	574,281
	10/23/2014	-	-	-	-	-	7,832	229,713	-	-
	9/3/2014	-	-	-	-	-	-	-	19,604	574,985
	7/30/2014	-	-	-	-	-	8,293	243,234	-	-
	7/30/2014	-	41,464	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	70,000	-	280,000	18.71	6/25/2023	-	-	-	-
	6/25/2013	-		350,000	18.71	6/25/2023	-	-	-	-
	9/16/2011	-	-	-	-	-	50,480	1,480,578	-	-
	10/23/2009	472,500	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	157,500	-	-	10.71	10/23/2009	-	-	-	-
	10/23/2009	-	-	315,000	10.71	10/23/2009	-	-	-	-
	10/23/2009						70,000
	3/17/2009	-	-	-	-	-	140,000	4,106,200	-	-
Matthew Walsh	9/3/2014	-	-	-	-	-	-	-	14,991	439,686
	7/30/2014	-	-	-	-	-	6,342	186,011	-	-
	7/30/2014	-	31,708	-	20.50	7/30/2024	-	-	-	-
	5/13/2014	-	-	-	-	-	4,900	143,717	-	-
	5/7/2014	-	-	-	-	-	24,500	718,585	-	-
	6/25/2013	9,562	-	38,248	18.71	6/25/2023	-	-	-	-
	6/25/2013	-		47,880	18.71	6/25/2023	-	-	-	-
	10/11/2011	52,500	-	-	14.86	10/11/2021	-	-	-	-
	10/11/2011	17,500	-	-	14.86	10/11/2021	-	-	-	-
	10/11/2011	-	-	35,000	14.86	10/11/2021	-	-	-	-
	10/23/2009	19,267	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	46,760	-	-	10.71	10/23/2009	-	-	-	-
	10/23/2009	-	-	93,240	10.71	10/23/2009	-	-	-	-
	4/17/2008	18,690	-	-	14.29	4/17/2018	-	-	-	-
William Downie	9/3/2014	-	-	-	-	-	-	-	9,572	280,747
	7/30/2014	-	-	-	-	-	4,049	118,757	-	-
	7/30/2014	-	20,244	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	-	-	24,808	18.71	6/25/2023	-	-	-	-
	6/25/2013	-	-	31,010	18.71	6/25/2023	-	-	-	-
	10/23/2009	1,031	-	-	10.71	10/23/2019	-	-	-	-
	10/23/2009	-	-	70,000	10.71	10/23/2019	-	-	-	-

CATALENT 2015 PROXY STATEMENT	75

		Option Awards (1)					Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (2)	Option Exercise Price ($)	Option Expiration Date (3)	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Sharon Johnson	9/3/2014	-	-	-	-	-	-	-	8,962	262,855
	7/30/2014	-	-	-	-	-	3,792	111,219	-	-
	7/30/2014	-	18,956	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	2,962	-	23,296	18.71	6/25/2023	-	-	-	-
	6/25/2013	-	-	29,120	18.71	6/25/2023	-	-	-	-
	6/30/2012	7,014	4,676	-	18.57	6/30/2022	-	-	-	-
	6/30/2012	1,568	-	2,352	18.57	6/30/2022	-	-	-	-
	6/30/2012	-	-	7,700	18.57	6/30/2022	-	-	-	-
	10/23/2009	-	-	62,300	10.71	10/23/2019	-	-	-	-
Stephen Leonard	9/3/2014	-	-	-	-	-	-	-	10,494	307,789
	7/30/2014	-	-	-	-	-	4,440	130,225	-	-
	7/30/2014	-	22,196	-	20.50	7/30/2024	-	-	-	-
	6/25/2013	6,510	-	26,040	18.71	6/25/2023	-	-	-	-
	6/25/2013	-	-	32,620	18.71	6/25/2023	-	-	-	-
	10/23/2009	1,492	-	-	18.71	6/25/2023	-	-	-	-
	10/23/2009	46,760	-	-	18.71	6/25/2023	-	-	-	-
	10/23/2009	-	-	93,240	10.71	10/23/2019	-	-	-	-

(1)	Our common stock went through a 70-for-1 stock split in connection with our IPO. All stock information for pre-split periods has been restated in this Proxy Statement as if the split had occurred prior to the events reported.

(2)

The number of outstanding time-based and performance-based options vested and exercisable is reported in column (c). Unvested outstanding time-based options are reported in column (d) and ordinarily become vested pursuant to the vesting schedule for time-based options described in the section in our CD&A entitled “Compensation Determinations for 2015-Long-Term Incentive Awards.” Unvested outstanding performance-based options and exit options are reported in column (e) and ordinarily vest when the Adjusted EBITDA and multiple-of-invested-capital thresholds, respectively, set at the granting of these options prior to fiscal 2015, are met, subject to the grantee remaining in our employ through the vesting date. Other than with respect to (i) the options granted on June 25, 2013, which have a vesting reference date of June 30 for Messrs. Chiminski and Walsh and July 1 for Messrs. Downie and Leonard and Ms. Johnson, (ii) the time-based options granted to Mr. Chiminski in fiscal 2010, which vest on the first five anniversaries of his March 17, 2009 employment commencement date, (iii) the options granted to Mr. Walsh in fiscal 2012, which have a vesting reference date of September 26, and (iv) the options granted to Ms. Johnson in fiscal year 2012, which have a vesting reference date of April 1, all vesting of time-based and performance-based options granted to the NEOs occurs on the applicable anniversary of the grant date. One-fifth of the performance-based options granted on October 23, 2009 vested on each of the first five anniversaries of the grant date and were therefore fully vested on October 23, 2014. One-third of the performance-based options granted to Mr. Walsh in fiscal 2012 vested on each of the first three anniversaries of September 26, 2011 and were therefore fully vested on September 26, 2014. The first 20% of the performance-based options granted to Messrs. Chiminski and Walsh in fiscal 2013 vested on June 30, 2014. The first 20% of the performance-

76	CATALENT 2015 PROXY STATEMENT

based options granted to Messrs. Downie and Leonard and Ms. Johnson in fiscal 2013 vested on July 1, 2014. The first 20% of the performance-based options granted to Ms. Johnson in fiscal 2012 vested on April 1, 2013, and the second 20% vested on April 1, 2014. None of the outstanding exit options have vested. As described in the section of the CD&A entitled “Fiscal 2015 Potential Payments Upon Employment Termination or Change in Control Tables,” all or a portion of each option grant may vest earlier in connection with a change of control of Catalent or BHP PTS Holdings L.L.C. or certain terminations of employment.

(3)	Each expiration date shown is the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control of Catalent.

(4)	The number of outstanding RSUs reported for Mr. Chiminski in column (h) above represents: 140,000 RSUs granted on March 17, 2009; 70,000 RSUs granted on October 23, 2009; 50,480 RSUs granted on September 16, 2011 associated with Mr. Chiminski’s fiscal 2011 bonus deferral, in which he received 50% of his MIP bonus in the form of a grant of RSUs; 8,293 RSUs granted on July 30, 2014; and 7,832 RSUs granted on October 23, 2014. The RSUs granted to Mr. Chiminski in fiscal 2009 and 2010 vested 20% on each of the first five anniversaries of the grant date and are therefore fully vested. The RSUs will settle on the earlier to occur of (1) the seventh anniversary (March 17, 2016) of Mr. Chiminski’s employment commencement date (March 17, 2009), or (2) the date a change in control of Catalent or BHP PTS Holdings L.L.C. occurs. The RSUs granted to Mr. Chiminski in fiscal 2012 vested 100% on the grant date and will settle on the earlier to occur of (1) the seventh anniversary (March 17, 2016) of Mr. Chiminski’s employment commencement date (March 17, 2009), or (2) the date a change in control of Catalent or BHP PTS Holdings L.L.C. occurs. The RSUs granted to Mr. Chiminski in fiscal 2015 will vest on the third anniversary of the grant date. The number of outstanding RSUs reported for Mr. Walsh in column (h) above represents 29,400 RSUs granted in May 2014 and 6,342 RSUs granted on July 30, 2014. All of the RSUs granted to Mr. Walsh in May 2014 will vest on May 7, 2016 and all such vested RSUs will settle on the vesting date but in no event later than the 30th day following such date. The RSUs granted to Mr. Walsh on July 30, 2014 will vest on the third anniversary of the grant date. We granted the 4,049 outstanding RSUs reported for Mr. Downie in column (h), the 3,792 for Ms. Johnson, and the 4,440 for Mr. Leonard on July 30, 2014 in connection with the IPO, and those RSUs will vest on the third anniversary of the grant date. As described in the section of the CD&A entitled “Fiscal 2015 Potential Payments Upon Employment Termination or Change in Control,” all or a portion of the RSUs may vest earlier in connection with a change of control of Catalent or BHP PTS Holdings L.L.C. or certain terminations of employment.

(5)	Shares are valued based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE.

(6)	The amounts reported in column (j) represent PSU awards, assuming 100% payout due to achievement of the performance goals at 100% of target. Actual payout levels will be set at such time that the Compensation Committee determines, following the end of the performance period, the cumulative performance levels that we achieved relative to the performance targets. The number of outstanding PSUs reported for Mr. Chiminski represents 19,604 PSUs granted on September 3, 2014 and 19,580 PSUs granted on October 23, 2014. For Mr. Walsh, the number of outstanding PSUs represents 14,991 PSUs granted on September 3, 2014. For Mr. Downie, Ms. Johnson, and Mr. Leonard, all outstanding PSUs shown were granted on September 3, 2014. Achievement with respect to the metrics used to determine the final payout of the PSUs is based on a performance period beginning July 1, 2015 and ending June 30, 2017.

CATALENT 2015 PROXY STATEMENT	77

FISCAL 2015 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(4)
John Chiminski(1)			14,000	0
Matthew Walsh(2)	102,043	2,011,788	11,690	0
William Downie	145,171	2,395,389
Sharon Johnson	127,252	2,121,348
Stephen Leonard	138,508	2,684,330

(1)	Mr. Chiminski had 14,000 RSUs vest on October 23, 2014. The value on the vesting date of these RSUs was $339,640. Settlement of these RSUs was deferred, and we will settle these RSUs on the earlier to occur of (1) the seventh anniversary (March 17, 2016) of Mr. Chiminski’s commencement date (March 17, 2009), or (2) the date a change in control of Catalent or BHP PTS Holdings L.L.C. occurs.

(2)	Mr. Walsh had 11,690 RSUs vest on September 26, 2014. The value on the vesting date of these RSUs was F$292,718. Settlement of these RSUs was deferred, and we settled the vested RSUs in shares of our common stock on March 26, 2015.

(3)	We report the value realized on exercise as the difference between the fair market value of the shares acquired on exercise, as determined by the closing price per share of our common stock on the exercise date, as reported on the NYSE, and the exercise price of the stock option. As a result, the value realized on exercise does not make any adjustment for those shares forfeited to us by the option holder in order to pay (a) the exercise price and (b) the amount of withholding tax due from the option holder upon exercise, pursuant to the “cashless” exercise provisions of the plan under which each stock option was granted.

(4)	Based on closing prices per share of $25.04 and $24.26 for our common stock on September 26 and October 23, 2014, respectively, the applicable vesting dates, as reported on the NYSE.

78	CATALENT 2015 PROXY STATEMENT

FISCAL 2015 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)(4)	Aggregate Withdrawals/ Distributions ($)(5)	Aggregate Balance at Last FYE ($)(6)

John Chiminski

Deferred Compensation(1)	395,000	-	54,436	-	995,688
Vested but Undelivered RSUs(2)	339,640	-	1,965,696	-	7,639,878

Total	734,640	-	2,020,132	-	8,635,566
Matthew Walsh

Deferred Compensation(1)	65,332	1,425	31,118	-	761,395
Vested but Undelivered RSUs(2)	292,718	-	229,336	1,053,500	-

Total	358,050	1,425	260,454	1,053,500	761,395
William Downie

Deferred Compensation	-	-	-	-	-
Sharon Johnson

Deferred Compensation	-	-	-	-	-
Stephen Leonard

Deferred Compensation	28,463	3,000	9,778	-	166,132

(1)	The amounts reported as “Deferred Compensation” in this table are reported as compensation for fiscal 2015 in the Summary Compensation Table, under “Non-Equity Incentive Plan Compensation” for Mr. Chiminski and under “Salary” for Mr. Walsh.

(2)	The “Vested but Undelivered RSUs” amount reported for Mr. Chiminski in the “Executive Contributions” column reflects the value as of the vesting date of 14,000 vested but undelivered RSUs, because these RSUs vested on October 23, 2014 but will not settle until the earlier to occur of (1) the seventh anniversary (March 17, 2016) of Mr. Chiminski’s employment commencement date (March 17, 2009), or (2) the date a change in control of Catalent or BHP PTS Holdings L.L.C. occurs. The “Vested but Undelivered RSUs” amount reported for Mr. Walsh in the “Executive Contributions” column reflects the value as of the vesting date of 11,690 vested and undelivered RSUs, because these RSUs vested on September 26, 2014 but did not settle until March 26, 2015.

(3)	The amounts reported for Messrs. Walsh and Leonard are reported as compensation for fiscal 2015 under “All Other Compensation” in the Summary Compensation Table.

(4)

Messrs. Chiminski and Walsh each were granted RSUs that settle by their terms on a date after they fully vest. The amounts reported under “Vested but Undelivered RSUs” in this column reflect the increase in fair market value between the vesting date (October 23, 2014 for Mr. Chiminski and September 26, 2014 for Mr. Walsh) and June 30, 2015 or March 26, 2015, respectively (the earlier of the

CATALENT 2015 PROXY STATEMENT	79

settlement date or the end of fiscal 2015), with respect to the portion of the RSUs reported in the “Executive Contributions” column (the portion that vested in this fiscal year), plus the increase in fair market value between July 1, 2014 and June 30, 2015 or March 26, 2015, respectively, with respect to the other portions of these RSU grants, which vested prior to the 2015 fiscal year. The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.

(5)	Amount reported for Mr. Walsh in the “Aggregate Withdrawals/Distributions” column under “Vested but Undelivered RSUs” reflects the settlement of 35,000 RSUs on March 26, 2015, which have been valued based on the $30.10 closing price per share of our common stock on the settlement date of March 26, 2015, as reported on the NYSE.

(6)	Includes $417,846 previously reported as compensation to Mr. Chiminski in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years. Includes $444,904 previously reported as compensation to Mr. Walsh in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years. Includes $89,296 previously reported as compensation to Mr. Leonard in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years. Aggregate balance for Mr. Chiminski under “Vested but Undelivered RSUs” reflects the value of 260,480 RSUs based on the $29.33 closing price per share of our common stock at the end of our fiscal year, June 30, 2015, as reported on the NYSE. 210,000 of these RSUs were previously reported as “Stock Awards” in the Summary Compensation Table. The remaining 50,480 fully vested RSUs were granted to Mr. Chiminski pursuant to his election to defer 50% of his annual MIP bonus for fiscal 2011, as to which compensation of $750,000 has been previously reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Aggregate balance for Mr. Walsh under “Vested but Undelivered RSUs” is reported as $0 as 35,000 RSUs were settled and released to Mr. Walsh on March 26, 2015 pursuant to the terms of the award agreement dated October 11, 2011. These RSUs were previously reported as “Stock Awards” in the Summary Compensation Table.

DEFERRED COMPENSATION

We provide certain of our U.S.-based executives, including our U.S.-based NEOs, with the opportunity to participate in the Deferral Plan, which allows participating executives to defer receipt of a portion of their cash compensation. The plan provides each participating executive with the opportunity to defer up to 20% of the executive’s base salary and 100% of the executive’s annual cash bonus on a pre-tax basis in addition to the amounts that the executive is allowed to contribute to our tax-qualified 401(k) plan.

In our sole discretion, each year we may elect to make one or more company contributions to participants in the Deferral Plan, but we are not required to make any contribution. Company contributions can be in the form of (a) one or more matching contributions to all or a portion of a participating executive’s base salary contribution or (b) one or more contributions equal to a percentage of a participant’s compensation (regardless of the amount thereby deferred). Notwithstanding these limitations, participating sales personnel may match contributions of base salary, bonuses, and commissions. Any company contribution, however, is generally only made with respect to the first $100,000 of a participant’s eligible compensation in excess of the annual compensation limit with respect to 401(k) plans under the Internal Revenue Code for each year (the limit is $265,000 for calendar year 2015). For fiscal 2015, we elected to match 3% of the first $100,000 in contributions (a $3,000 maximum contribution).

80	CATALENT 2015 PROXY STATEMENT

Participants are always 100% vested in their elective deferrals, and in any matching contribution we make (including related earnings in each case). Participants become vested in other contributions by us and related earnings after three years of service with us or upon retirement, death, total disability, or a change in control. We have not made any company contribution other than matching contributions since 2009.

Under the Deferral Plan, we have the discretion to either credit participants’ accounts with a hypothetical earnings rate, or to credit the accounts with earnings and/or losses based on the deemed investment of the accounts in investment alternatives selected by us, which investment alternatives generally include the investment funds available under our 401(k) plan. During fiscal 2015, participants were permitted to select the investment alternatives in which they wanted their accounts to be deemed to be invested and were credited with earnings and/or losses based on the performance of the relevant investments. Participants were able to change the investment elections for their accounts on a daily basis during fiscal 2015. For fiscal 2015, participants were able to choose from among a total of 24 investment options, however, the Named Executive Officers were only invested in the following 10 investment options in fiscal 2015:

Name of Investment Fund	1-Year Rate of Return % (as of 6/30/15)
Spartan 500 Index Fund-Institutional Class	7.40%
Spartan Extended Market Index Fund-Fidelity Advantage Class	6.32%
Harbor Mid Cap Value Institutional	5.66%
PIMCO Total Return Fund-Institutional Class	1.30%
Columbia Acorn USA Class Z	8.28%
Fidelity Growth Company Fund-Class K	14.30%
Fidelity Diversified International Fund-Class K	2.25%
Fidelity Freedom K 2020 Fund	3.34%
Fidelity Freedom K 2025 Fund	3.65%
Fidelity Freedom K 2035 Fund	4.45%

Participants in the Deferral Plan may elect the form of payout under the plan, including lump-sum payment and various types of annual installments.

Participants’ accounts that are paid out in a lump-sum cash payment are paid on the 15th day of the month immediately following the month that includes the six-month anniversary of the participant’s separation from our service (other than due to death) (“separation” as defined by Section 409A of the Internal Revenue Code). In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) the 90th day following the date of the participant’s death.

A participant may also elect to receive a payout in annual installments over a period of 5 or 10 years after the participant’s separation from service (including death), although, notwithstanding any such election, the participant’s account will be paid in a lump-sum cash

CATALENT 2015 PROXY STATEMENT	81

payment in connection with a participant’s separation from service within two years following a change of control. The Deferral Plan also permits participants to receive a distribution in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Internal Revenue Code.

Salary deferrals, company contributions and any applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way is required by federal tax law in order to permit participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

82	CATALENT 2015 PROXY STATEMENT

FISCAL 2015 POTENTIAL PAYMENTS UPON EMPLOYMENT TERMINATION OR CHANGE OF CONTROL TABLES

Potential Payments Upon Termination

or Change of Control - John

Chiminski (CEO)

Triggering Event	Value of Option/RSU/PSU Acceleration ($)(1)	Value of Base Salary and Target Bonus Payment ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)

Death	2,186,881	-	-	2,186,881
Termination by Us Without Cause or By Mr. Chiminski for Good Reason	-	4,950,000	26,728	4,976,728
Change of Control (assuming awards are not assumed, continued, or substituted)	12,555,900	-	-	12,555,900
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	14,742,781	4,950,000	26,728	19,719,509

(1)	The amount reported for death represents accelerated vesting of (a) 16,125 RSUs and 39,184 PSUs, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and (b) the “spread” value of the options, equal to $5.07 per share for 39,160 options granted on October 23, 2014 and $8.83 per share for 41,464 options granted on July 30, 2014, in each case representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. The amount reported for a change of control represents accelerated vesting of the “spread” value of the options, equal to $10.62 per share for the 280,000 performance-based options and 350,000 exit options granted on June 25, 2013 and $18.62 per share for 315,000 exit options granted on October 23, 2009, in each case representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents accelerated vesting of (a) 16,125 RSUs and 39,184 PSUs, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and (b) the “spread” value of the options, equal to $5.07 per share for 39,160 options granted on October 23, 2014, $8.83 per share for 41,464 options granted on July 30, 2014, $10.62 per share for the 280,000 performance-based options and 350,000 exit options granted on June 25, 2013 and $18.62 per share for 315,000 exit options granted on October 23, 2009 , in each case representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. Amounts reported assume that the exit options and the June 25, 2013 performance-based options vest upon a change of control.

(2)	The amount reported represents two times the sum of (a) his annual base salary and (b) his target annual cash bonus.

(3)	The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Chiminski’s participation in our employee benefit plans for a two-year period. Mr. Chiminski would also be entitled to be paid for any unused paid-time-off days accrued during 2015 and up to five unused days from the prior year.

CATALENT 2015 PROXY STATEMENT	83

Potential Payments Upon Termination

or Change of Control - Matthew Walsh

(CFO)

Triggering Event	Value of Option/RSU/PSU Acceleration ($)(1)	Value of Base Salary and Target Bonus Payment ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death	905,679	-	-	905,679
Termination by Us Without Cause or By Mr. Walsh for Good Reason	-	2,275,000	30,561	2,305,561
Change of Control (assuming awards are not assumed, continued, or substituted)	3,104,881	-	-	3,104,881
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	3,148,257	2,275,000	30,561	5,453,818

(1)	Amounts reported represent accelerated vesting of unvested equity-based awards. The amounts reported for death reflect (a) the “spread” value of the options of $8.83 per share for the 31,708 options granted on July 30, 2014, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option and (b) 6,342 RSUs granted July 30, 2014 and 14,991 PSUs granted September 3, 2014, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE. The amount reported for a change in control represents the accelerated vesting of (a) 4,900 RSUs granted on May 13, 2014 and 24,500 RSUs granted on May 7, 2014 that are calculated using the $29.33 closing price of our common stock on June 30, 2015, as reported on the NYSE and (b) the “spread value of the options of $14.47 per share for the 35,000 exit options granted on October 11, 2011 and $18.62 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents the accelerated vesting of (a) 4,900 RSUs granted on May 13, 2014 and 24,500 RSUs granted on May 7, 2014 that are calculated using the $29.33 closing price of our common stock on June 30, 2015, as reported on the NYSE and (b) the “spread” value of the options of $8.83 per share for the 31,708 options granted on July 30, 2014, $14.47 per share for the 35,000 exit options granted on October 11, 2011, and $18.62 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. Amounts reported assume that the exit options and the June 25, 2013 performance-based options vest upon a change of control.

(2)	The amount reported represents two times the sum of (a) his annual base salary and (b) his target annual cash bonus.

(3)	The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Walsh’s participation in our employee benefit plans for a two-year period. Mr. Walsh would also be entitled to be paid out for any unused paid-time-off days accrued during 2015 and up to five unused days from the prior year.

84	CATALENT 2015 PROXY STATEMENT

Potential Payments upon Termination or

Change of Control – Messrs. Downie and

Leonard and Ms. Johnson

Triggering Event	Value of Option/RSU/PSU Acceleration ($)(1)	Value of Base Salary and Target Bonus Payment ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death
William Downie	578,258	-	-	578,258
Sharon Johnson	566,613	-	-	566,613
Stephen Leonard	634,005	-	-	634,005
Disability
William Downie	-	-	-	-
Sharon Johnson	25,157	-	-	25,157
Stephen Leonard	-	-	-	-
Termination by Us Without Cause or by the Executive Officer for Good Reason
William Downie	-	767,809	-	767,809
Sharon Johnson	25,157	785,531	-	810,688
Stephen Leonard	-	848,750	13,364	862,114
Change of Control (assuming awards are not assumed, continued, or substituted)
William Downie	1,896,187	-	-	1,896,187
Sharon Johnson	1,849,850	-	-	1,849,850
Stephen Leonard	2,359,098	-	-	2,359,098
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)
William Downie	2,474,446	767,809	-	3,242,255
Sharon Johnson	2,391,306	785,531	-	3,176,837
Stephen Leonard	2,993,103	848,750	13,364	3,855,217

(1)	Amounts reported represent accelerated vesting of unvested equity-based awards and assume that the exit options and the June 25, 2013 performance-based options vest upon a change of control.

For Mr. Downie, the amount reported for death reflects (a) the “spread” value of $8.83 per share for the 20,244 options granted on July 30, 2014, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option and (b) 4,049 RSUs granted on July 30, 2014 and 9,572 PSUs granted on September 3, 2014, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE. The amount reported for change of control reflects the “spread” value of $10.62 per share for the 24,808 performance-based options and 31,010 exit options granted on June 25, 2013 and $18.62 per share for the 70,000 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) the “spread” value of $8.83 per share for the

CATALENT 2015 PROXY STATEMENT	85

20,244 options granted on July 30, 2014, $10.62 per share for the 24,808 performance-based options and 31,010 exit options granted on June 25, 2013 and $18.62 per share for the 70,000 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option and (b) 4,049 RSUs granted on July 30, 2014 and 9,572 PSUs granted on September 3, 2014, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE.

For Ms. Johnson, the amount reported for death reflects (a) the “spread” value of $8.83 per share for the 18,956 options granted on July 30, 2014 and $10.76 per share for the June 30, 2012 time-based options that would have vested within 12 months following the termination date (total of 2,338), representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price and (b) 3,792 RSUs granted on July 30, 2014 and 8,962 PSUs granted on September 3, 2014, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE. The amount reported for disability and termination by us without cause or by Ms. Johnson for good reason represents the “spread” value of $10.76 per share for the June 30, 2012 time-based options that would have vested within 12 months following the termination date (total of 2,338). In the event of a change of control, the amount reported reflects the “spread” value of $10.62 per share for the 23,296 performance-based options and 29,120 exit options granted on June 25,2013, $10.76 per share for the 4,676 time-based options and 7,700 exit options granted on June 30, 2012, and $18.62 per share for the 62,300 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) the “spread” value of $8.83 per share for the 18,956 options granted on July 30, 2014, $10.62 per share for the 23,296 performance-based options and 29,120 exit options granted on June 25,2013, $10.76 per share for the 4,676 time-based options and 7,700 exit options granted on June 30, 2012, and $18.62 per share for the 62,300 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option and (b) 3,792 RSUs and 8,962 PSUs, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE.

For Mr. Leonard, the amount reported for death reflects (a) the “spread” value of $8.83 per share for the 22,196 options granted on July 30, 2014, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option and (b) 4,440 RSUs granted on July 30, 2014 and 10,494 PSUs granted on September 3, 2014, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE. The amount reported for change of control reflects the “spread” value of $10.62 per share for the 26,040 performance-based options and 32,620 exit options granted on June 25, 2013 and $18.62 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option. The amount reported for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) represents (a) the spread value of $8.83 per share for the 22,196 options granted on July 30, 2014, of $10.62 per share for the 26,040 performance-based options and 32,620 exit options granted on June 25, 2013 and $18.62 per share for the 93,240 exit options granted on October 23, 2009, representing the difference between the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE, and the exercise price of the option and (b) 4,440 RSUs granted on July 30, 2014 and 10,494 PSUs granted on September 3, 2014, the value of which is calculated based on the $29.33 closing price per share of our common stock on June 30, 2015, as reported on the NYSE.

86	CATALENT 2015 PROXY STATEMENT

(2)	The amounts reported for Messrs. Downie and Leonard and Ms. Johnson represent, for each executive, the sum of that executive’s annual base salary and target annual cash bonus.

(3)	The amount reported for Mr. Leonard represents income attributable to the health care premiums paid by us with respect to his continued participation in our employee benefit plans for a one-year period. Under these circumstances, Mr. Downie and Ms. Johnson would become ineligible for any continued health benefits in the U.K. under our plans.

CATALENT 2015 PROXY STATEMENT	87

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2016

(Item 2 on the Proxy Card)

The Audit Committee of our Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending June 30, 2016. Ernst & Young served as our independent auditor for fiscal 2014, prior to our IPO, and for fiscal 2015. The Board of Directors recommends this appointment, and we are asking shareholders to ratify the appointment of Ernst & Young for 2016. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the selection of Ernst &Young to our shareholders for ratification because we value our shareholders’ views on the choice of independent auditor. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment of such firm. A representative of Ernst & Young is expected to be present at the Annual Meeting to respond to appropriate questions, and to make a statement if desired.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2016 because it believes that Ernst & Young has appropriately and professionally audited our financial statements for the last several years, it has the resources to do a proper audit of a company of our size and complexity, and it is familiar with our business, our business model, and our personnel, which will enhance the efficiency and effectiveness of the audit.

The following table presents the fees for professional services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years that ended on June 30, 2015 and June 30, 2014, and the fees billed for other services rendered by Ernst & Young during those same periods.

SERVICES	2015	2014
Audit Fees	$3,730,500	$3,749,000
Audit-Related Fees(1)	2,000	2,000
Tax Fees(2)	738,500	759,000
All Other Fees	-	-
Total	$4,471,000	$4,510,000

(1)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young that are reasonably related to the performance of the audit of our financial statements. Specifically, these costs include fees for audits of employee benefit plans, accounting and audit consultation and other attest services.
(2)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning.

88	CATALENT 2015 PROXY STATEMENT

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee, and all approved non-audit services performed by Ernst & Young were consistent with maintaining Ernst & Young’s independence.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee charter provides that the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. Accordingly, all audit and permitted non-audit services for which Ernst & Young was engaged were pre-approved by the Audit Committee.

Prior to engagement of the independent auditor for 2016, management will submit for Audit Committee approval a list of services and related fees expected to be rendered in 2016 within each of the following categories of services:

•	Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services, except those services specifically related to the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the audit, audit-related or tax categories.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR FISCAL 2016.

CATALENT 2015 PROXY STATEMENT	89

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in its oversight of our financial reporting process. All three of the Audit Committee’s member, Messrs. Booth, Classon, and Stahl, qualify as independent directors under the listing standards of the NYSE for public companies and the independence requirements of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all are qualified as audit committee financial experts within the meaning of Item 407(d)(5) of Regulation S-K, promulgated under the Exchange Act. Additionally, the Board of Directors has also determined that each Audit Committee member has accounting and related financial management expertise within the meaning of the NYSE’s listing standards. The Audit Committee’s charter can be viewed online on our website at http://investor.catalent.com/corporate-governance.

In fulfilling its duties, the Audit Committee reviewed and discussed the audited financial statements contained in the 2015 Annual Report on Form 10-K with management and the independent auditor, Ernst & Young LLP. Management is responsible for the financial statements and the reporting process, including the systems for internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Catalent’s financial statements in conformance with accounting principles generally accepted in the United States, and for expressing an opinion on these financial statements based on the audit.

The Audit Committee met with the independent auditor with and without management present and discussed those matters required to be discussed by Auditing Standard No. 16, “Communications With Audit Committee,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with the independent auditor its independence.

Based on the above reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in Catalent’s 2015 Annual Report on Form 10-K for the fiscal year ended June 30, 2015, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

Jack Stahl, Chair

Melvin D. Booth

Rolf Classon

Date: August 27, 2015

90	CATALENT 2015 PROXY STATEMENT

PROPOSAL 3 - ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

(Item 3 on the Proxy Card)

The compensation we provide to our Named Executive Officers is described in detail in the Compensation Discussion and Analysis section of this Proxy Statement. Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. Accordingly, you are being asked to vote on the following resolution:

“RESOLVED, that Catalent’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in Catalent’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The Board of Directors unanimously recommends that you vote FOR this resolution because it believes that our executive compensation program promotes the following objectives and philosophies, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement:

•	competitive compensation to attract, maintain, retain and reward high-caliber executive talent,
•	paying for performance, and
•	alignment with shareholder interests.

This vote is advisory, which means that the vote is not binding on us, our Board of Directors, or the Compensation Committee. Nonetheless, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions.

The Board of Directors has recommended that a shareholder advisory vote on named executive officer compensation should occur every year. Unless this changes, the next advisory vote on named executive officer compensation will be at the 2016 annual meeting of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

CATALENT 2015 PROXY STATEMENT	91

PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES FOR EXECUTIVE COMPENSATION

(Item 4 on the Proxy Card)

In addition to Item 3, Section 14A of the Exchange Act also requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, whether future advisory votes on the compensation of our Named Executive Officers should occur every one, two, or three years. We are required to conduct such non-binding, advisory vote on the frequency of such future advisory votes on named executive officer compensation at least once every six years.

The Board of Directors unanimously recommends that future advisory votes on named executive officer compensation occur every year. The Board of Directors believes that this is the most appropriate frequency for us as it will provide our shareholders with an opportunity each year to evaluate the effectiveness of our overall compensation plans and practices against our business results. We appreciate that our shareholders may have different perspectives on the frequency of an advisory vote on executive compensation, so we look forward to hearing from our shareholders as to their preferences.

This vote is advisory, which means that the vote is not binding on us, the Board of Directors, or the Compensation Committee. The Board of Directors and the Compensation Committee will consider the outcome of the vote in determining the frequency of future advisory votes on named executive officer compensation; however, the Board of Directors may decide that it is in our best interest and the best interests of our shareholders to hold such a vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years, or to abstain from such voting, when voting in response to the resolution set forth below, and, therefore, shareholders will not be voting to approve or disapprove the Board of Directors’ recommendation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION TO HOLD AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY YEAR.

92	CATALENT 2015 PROXY STATEMENT

INFORMATION ABOUT 2016 ANNUAL MEETING

Shareholder Proposals for the 2016 Annual Meeting of Shareholders

We currently intend to hold our 2016 Annual Meeting of Shareholders on October 25, 2016.

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our Proxy Statement. To be eligible for inclusion in our 2016 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on May 19, 2016, and must otherwise comply with Rule 14a-8. While the Board of Directors will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act and its implementing rules, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the shareholders at the 2016 Annual Meeting of Shareholders, you must comply with the procedures and timing specifically described in our bylaws. In addition, assuming the date of the 2016 Annual Meeting of Shareholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2015 Annual Meeting, you must notify us in writing, and such written notice must be delivered to our Corporate Secretary no earlier than July 1, 2016, and no later than July 31, 2016.

A copy of our bylaws setting forth the requirements for the nomination of director candidates by shareholders and the requirements for proposals by shareholders may be obtained free of charge from our website, http://investor.catalent.com/corporate-governance or from our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873. We are not required to consider a nomination or proposal that does not comply with the procedures set forth in this section, but even compliance with these procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material.

Householding of Shareholder Documents

SEC rules permit us to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the cost of the proxy solicitation process. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and we will promptly deliver, a separate copy of the Notice of Internet Availability or the proxy materials by writing our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 or CorpSec@catalent.com or by calling (732) 537-6200.

CATALENT 2015 PROXY STATEMENT	93

APPENDIX A

NON-GAAP FINANCIAL MEASURES

Use of EBITDA from continuing operations and Adjusted EBITDA

Management measures operating performance based on consolidated earnings from continuing operations before interest expense, expense/(benefit) for income taxes, and depreciation and amortization, and this amount is adjusted for the income or loss attributable to non-controlling interest (“EBITDA from continuing operations”). EBITDA from continuing operations is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP and is subject to important limitations.

We believe that the presentation of EBITDA from continuing operations enhances an investor’s understanding of its financial performance. We believe this measure is a useful financial metric to assess its operating performance from period to period by excluding certain items that it believes are not representative of its core business and uses this measure for business planning purposes.

In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that EBITDA from continuing operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. We present EBITDA from continuing operations in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from continuing operations may not be the same as similarly titled measures used by other companies.

Under our credit agreement, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments and paying certain dividends, is tied to ratios based on “Adjusted EBITDA,” which is not defined under U.S. GAAP and is subject to important limitations. Set forth below is a calculation showing the adjustments made to EBITDA from continuing operations to obtain Adjusted EBITDA. Adjusted EBITDA is the covenant compliance measure used in the credit agreement governing debt incurrence and restricted payments. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The most directly comparable U.S. GAAP measure to EBITDA from continuing operations and Adjusted EBITDA is earnings/(loss) from continuing operations. Included in this

CATALENT 2015 PROXY STATEMENT	A-1

appendix is a reconciliation of earnings/(loss) from continuing operations to EBITDA from continuing operations and Adjusted EBITDA.

Use of Constant Currency, Budget-Based Revenue, and Budget-Based EBITDA

Because we are a company with substantial foreign operations, changes in exchange rates, over which we have no control, can be an important factor in understanding period-to-period comparisons. We therefore use results on a constant currency basis, including revenue and EBITDA computed using constant currency exchange rates, as one means to evaluate our performance as we operate our business. We also believe the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period over period. We calculate constant currency results by calculating current-year results using foreign currency exchange rates from earlier periods. We generally refer to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis.

When we set the financial goals that we use to operate the business, including the goals that our executives must meet to qualify for our fiscal 2015 performance-based incentive compensation, and when we determine whether those goals have been met, we use, among other metrics, revenue and Adjusted EBITDA computed using the currency exchange rates that we use internally in budgeting and in measuring performance against budget, in part because we believe that the compensation of our executives should not be affected, to the extent practicable, by factors beyond those executives’ control. We refer in this Proxy Statement to revenue and Adjusted EBITDA computed on this type of constant currency basis as “Budget-Based Revenue’ and “Budget-Based EBITDA,” respectively.

Results at constant currency, Budget-Based Revenue, and Budget-Based EBITDA should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, Budget-Based Revenue, and Budget-Based EBITDA, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

The reconciliation in this Appendix of Earnings/(Loss) from Continuing Operations to Adjusted EBITDA also includes a reconciliation to Budget-Based EBITDA. The reconciliation of fiscal 2015 consolidated revenue reported in accordance with U.S. GAAP to revenue on a constant currency basis is as follows (in millions of U.S. dollars):

Revenue	1,830.8
Foreign exchange impact	(120.6)

Budget-Based Revenue	1,951.4

A-2	CATALENT 2015 PROXY STATEMENT

Catalent, Inc.

Reconciliation of Earnings/(Loss) from Continuing Operations to EBITDA from continuing operations, Adjusted EBITDA, and Budget-Based EBITDA

	Fiscal Year Ended June 30,
(In millions of U.S. dollars)	2014	2015
Earnings / (loss) from continuing operations	17.9	210.2
Interest expense, net	163.1	105.0
Income tax (benefit) / provision	49.5	(97.7)
Depreciation and amortization	142.9	140.8
Non-controlling interest	1.0	1.9

EBITDA from continuing operations	374.4	360.2

Non-cash stock compensation expense	4.5	9.0
Impairment charges and (gain)/loss on sale of assets	3.2	4.7
Financing related expenses	11.0	21.8
U.S. GAAP restructuring amounts	19.7	13.4
Acquisition, integration and other special items	9.8	13.8
Foreign exchange (gain)/loss	(3.5)	(2.7)
Other (Sponsor’s fee, severance, other items)	13.2	22.9
Total adjustments	57.9	82.9

Estimated cost savings	-	-

Adjusted EBITDA	432.3	443.1

Foreign exchange impact		(27.5)

Adjusted EBITDA at constant currency		470.6

Adjusted EBITDA		443.1
Foreign exchange impact at internal budget rates		(30.4)

Budget-Based EBITDA		473.5

CATALENT 2015 PROXY STATEMENT	A-3

CATALENT, INC. 14 SCHOOLHOUSE ROAD SOMERSET, NJ 08873

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐

01	John Chiminski 02 E. Bruce McEvoy 03 Jack Stahl

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2.	Ratify the appointment of the independent auditors of the Company.					☐	☐	☐
3.	To approve, by non-binding vote, the compensation program for our executive officers.					☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:					1 year	2 years	3 years	Abstain

4.	To recommend, by non-binding vote, the frequency of executive compensation votes.				☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)				☐
		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000255408_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

CATALENT, INC.

Annual Meeting of Stockholders

October 29, 2015 2:30 PM

This proxy is solicited by the Board of Directors

The stockholder hereby appoints Steven Fasman and Christine Caputo, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Catalent, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 2:30 PM on October 29, 2015, at at Fried Frank Midtown Conference Center, 375 Park Avenue, Suite 3708, New York, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

  Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000255408_2    R1.0.0.51160